Exhibit 99.1

EXECUTION COPY

Confidential Treatment Requested by HyperFeed Technologies, Inc.

ASSET PURCHASE AND SALE AGREEMENT

between

INTERACTIVE DATA CORPORATION,

as Buyer,

and

HYPERFEED TECHNOLOGIES, INC.

and

HYPRWARE, INC.,

as Sellers

as of October 28, 2003

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

ASSET PURCHASE AND SALE AGREEMENT

THIS AGREEMENT (“Agreement”) is made as of the 28th day of October, 2003 by and between Interactive Data Corporation, a Delaware corporation (“Buyer”), HyperFeed Technologies, Inc., a Delaware corporation (“HyperFeed”), and HYPRWare, Inc., a Delaware corporation (“HYPRWare” and together with HyperFeed, the “Sellers”).

RECITALS

A.                                   Sellers are engaged in the business of, among other things, (i) obtaining information from exchanges and other information providers and providing products and services, including consolidated data feeds, that are distributed globally and contain real-time market data, news, historical financial information and associated information covering the equity, futures, options and derivatives markets (the “Business”) and (ii) licensing software and technology designed to support securities, financial exchanges, market data providers, and all firms within the financial information industry, and offering related maintenance and management services.

B.                                     Buyer desires to purchase, and Sellers desire to sell, certain assets of the Business on the terms and subject to the conditions contained in this Agreement.

C.                                     The Board of Directors of Buyer has approved and adopted this Agreement and the Boards of Directors of Sellers has approved and adopted this Agreement.

D.                                    In consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Sellers and Buyer, intending to be legally bound, agree as follows:

ARTICLE 1.
DEFINITIONS

Section 1.1.                                   Certain Definitions.  For purposes of this Agreement, certain terms used in this Agreement and not otherwise defined herein shall have the meanings designated below:

“Actual Knowledge of Buyer” shall mean the actual knowledge of any of the individuals identified in Section 1.1-1 of the Disclosure Schedule (it being understood that the burden of proof of showing that such individuals had actual knowledge shall be borne by Sellers).

“Affiliate” shall mean, with respect to any Person, (a) any individual or Entity at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person, (b) any general partner, manager, executive officer or director of such Person, and (c) when used with respect to an individual, shall include any member of such individual’s immediate family or a family trust.  For purposes of clause (a) of this definition, “control” of a Person means the ownership by another Person of greater than 50% of the income or voting interests of such Person (or greater than 20% of the voting interests of such Person if such Person

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

is a corporation whose common stock is listed on a national securities exchange or publicly traded in the over-the-counter market), or such other arrangement as constitutes the direct or indirect ability to direct the management, affairs or actions of such Person.

“Agreement” shall mean all or any part of this Agreement, including all schedules, exhibits and appendices, as any of the foregoing may be amended, modified or supplemented in writing from time to time in accordance with the terms hereof.

“Charter Documents” shall mean, with respect to any Party hereto, its charter, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

“Closing” shall mean the occasion upon which the Transactions are carried out by the delivery of documents, payment of funds and other actions contemplated herein, as described in Article 8.

“Closing Date” shall mean the third business day after the last of the conditions set forth in Articles 6 and 7 is satisfied or waived (other than those which require delivery of opinions or other documents at closing), or such other date as the parties may agree.

“Contract” shall mean any term, condition, provision, representation, warranty, agreement, covenant, undertaking, commitment, indemnity or other obligation which is outstanding or existing under any instrument, contract, lease or other contractual undertaking, whether written or oral, to which a Person is party or by which it or any of the Business or its assets (including, without limitation, the Subject Contracts) is subject or is bound.

“Disclosure Schedule” means the schedule that modifies the representations, warranties or covenants by providing an exception thereto or provides other disclosure with respect to provisions contained herein or provides detail with respect to defined terms used herein and which is an integral part of this Agreement.  The Disclosure Schedule, which shall identify the representation and warranty to which the exception identified therein relates, the provision with respect to which disclosure is made or the defined term with respect to which detail is provided, as applicable, will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement.

“Effective Time” shall mean 12:01 a.m. eastern time on the Closing Date.

“Encumbrances” shall mean any and all encumbrances, mortgages, security interests, estates of superior title, liens, Taxes, or charges, which affect title to the Subject Contracts.

“Entity” shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any governmental authority.

“Escrow Account” shall have the meaning set forth in the Escrow Agreement.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement, dated as of the Closing Date,  between Buyer, Sellers and Escrow Agent in the form attached hereto as Exhibit A (or in substantially such form with such modifications as are required by the Escrow Agent).

“Event” shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

“Excluded Liabilities” shall mean all obligations and liabilities of Sellers other than the Assumed Liabilities.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Knowledge of Buyer” shall mean matters known by any of the individuals identified in Section 1.1 - 1 of the Disclosure Schedule, after reasonable review of appropriate records and reasonable inquiry of appropriate employees of Buyer.

“Knowledge of Sellers” shall mean matters known by any of the individuals identified in Section 1.1 - 2 of the Disclosure Schedule, after reasonable review of appropriate records and reasonable inquiry of appropriate employees of Sellers.

“Party” shall mean the Sellers or Buyer.

“Permitted Encumbrances” shall mean (a) liens for Taxes, assessments and governmental charges with respect to the Subject Contracts not yet due and payable; and (b) such other Encumbrances as do not impair marketability and do not materially interfere with the use of the Subject Contracts; provided, however, that in no event shall Permitted Encumbrances include liens securing indebtedness for borrowed money.

“Person” shall mean any natural individual or Entity.

[**]

“Subject Contracts” shall mean all of Sellers’ rights in, to and under all customer Contracts listed in Section 1.1 - 3 of the Disclosure Schedule.

“Taxes” shall mean any and all taxes, sums or amounts assessed or assessable, levied and due by any foreign, federal, state or county or other local governmental authority or agency, including without limitation, real and personal property taxes, income taxes, whether measured by gross or net income or profit, franchise, excise, sales and use taxes, employee withholding, social security, unemployment taxes and any other taxes required to be paid by Sellers, including

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

interest and penalties in respect thereof whether disputed or not, and whether accrued, contingent, due, absolute, deferred, unknown or other, together with any and all penalties, interests and additions to all such taxes, sums or amounts.

“Termination Date” shall mean November 30, 2003 or such other date as the Parties may, from time to time, mutually agree.

“Transactions” shall mean the transactions contemplated by this Agreement or by the Sellers’ Documents or Buyer’s Documents.

“Transition Services Period” shall mean the period during which HyperFeed will provide Buyer with Transition services contemplated by the Transition Services Agreement.

Section 1.2.                                   Other Definitions.  In addition to the foregoing, the following terms have the meanings given them in the following Sections:

Term:	Section:
Actual Closing Date Accounts Receivable	2.4(c)
Actual Prepaid Fees	2.3(b)
Agreement	Preamble
Assignment and Assumption Agreement	2.1
Assumed Liabilities	2.2(c)
Business	Preamble
Buyer	Preamble
Buyer’s Documents	4.2
Buyer Indemnified Parties	11.2(a)
Closing Date Accounts Receivable	2.4(a)
Contingent Installment A	2.2(b)(ii)
Contingent Installment B	2.2(b)(iii)
Enforceability Limitations	3.2
Final Closing Date Accounts Receivable Schedule	2.4(e)
Final Prepaid Fees Schedule	2.3(d)
Financial Information	3.6
Hosting Agreement	6.9
Indemnity Period	11.1
Initial Closing Date Accounts Receivable Schedule	2.4(a)
Intellectual Property	3.14(a)
License Agreement	6.6
Loss and Expense	11.2(a)
Neutral Auditor	2.3(d)
[**]	[**]
Non-Qualifying Renewal	2.5(b)
Order	3.3

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Prepaid Fees	2.3(a)
Prepaid Fees Schedule	2.3(b)
Purchase Price	2.2(a)
Qualifying Renewal	2.5(a)
Representatives	5.2(a)
Resolution Period	2.3(c)
Revised Closing Date Accounts Receivable Schedule	2.4(c)
Securities Act	5.3
Sellers	Preamble
Sellers’ Documents	3.2
Sellers’ Employee	5.4
Sellers’ Indemnified Parties	11.2(b)
Settlement Proposal	11.5
Services	2.4(a)
Software Escrow Agreement	6.8
Transition Services Agreement	6.5

ARTICLE 2.
SALE AND PURCHASE OF SUBJECT ASSETS

Section 2.1.                                   Sale and Transfer.  Sellers shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and receive from Sellers, at the Closing, free and clear of all Encumbrances (other than Permitted Encumbrances), all of the Subject Contracts.  Sellers shall deliver a duly executed copy of an assignment and assumption agreement to Buyer (or its designee(s)) at the Closing in the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”).

Section 2.2.                                   Purchase Price; Assumption of Certain Obligations.

(a)  Purchase Price.  Subject to adjustment as provided herein, the purchase price to be paid by Buyer for all the Subject Contracts (the “Purchase Price”) shall be Eight Million Five Hundred Thousand Dollars ($8,500,000), payable as set forth in Section 2.2(b).

(b)  Payment of Purchase Price.  Buyer shall pay the Purchase Price as follows:

(i)                                     Subject to Section 2.3, Six Million Two Hundred Fifty Thousand Dollars ($6,250,000) to be paid to HyperFeed at the Closing by wire transfer of immediately available funds to such account as HyperFeed shall designate in writing not less than three (3) business days prior to the Closing Date.

(ii)                                  Seven Hundred Fifty Thousand Dollars ($750,000) to be paid to the Escrow Agent at the Closing and to be remitted to HyperFeed or returned to Buyer, as the case may be, pursuant to Section 2 of the Escrow Agreement and Section 2.5 hereof (“Contingent Installment A”).

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(iii)                               Eight Hundred Seventy-Five Thousand Dollars ($875,000) to be payable to HyperFeed pursuant to and in compliance with the terms and conditions described in Section 2.6 hereof (“Contingent Installment B”).

(iv)                              Three Hundred Seventy-Five Thousand Dollars ($375,000) to be paid to the Escrow Agent at the Closing and to be remitted to HyperFeed or returned to Buyer, as the case may be, pursuant to Section 2 of the Escrow Agreement.

(v)                                 Two Hundred Fifty Thousand Dollars ($250,000) to be paid to HyperFeed pursuant to and upon satisfaction of the terms and conditions of Section 3.10 of the Transition Services Agreement.

(c)  Assumption of Contracts and Obligations.  Subject to the terms and conditions of this Agreement, Buyer as further consideration shall assume as of the Closing Date those obligations of the Sellers under, or any and all liabilities arising in connection with, the Subject Contracts, that in each case are attributable to the period following the Closing Date (the “Assumed Liabilities”).  Buyer shall deliver a duly executed copy of the Assignment and Assumption Agreement to Sellers at the Closing pursuant to which Buyer (or its designee(s)) shall assume the Assumed Liabilities.

Section 2.3.                                   Closing Date Purchase Price Adjustment.

(a)  Not less than three (3) business days prior to the Closing Date, HyperFeed shall prepare and deliver to Buyer a schedule setting forth HyperFeed’s good faith estimate of those amounts that have been received by Sellers, or will have been received by Sellers before the Closing Date, from customers under the Subject Contracts (i) for Services that are to be provided on or after the Closing Date or (ii) as security deposits made in connection with the Subject Contracts and not returned by Sellers (collectively, “Prepaid Fees”).  If Buyer disagrees with such estimate of the Prepaid Fees, Buyer shall, within two business days of receipt of such schedule, provide HyperFeed written notice of such disagreement, the amount in dispute and the basis for such dispute, and representatives of HyperFeed and Buyer shall promptly thereafter meet to discuss such disagreement, and the estimate shall be revised, to the extent agreed, to reflect such discussion.  The Purchase Price, and the amount payable under Section 2.2(b)(i), shall be reduced, dollar-for-dollar, by such estimated amount of Prepaid Fees.

(b)  Within thirty (30) days following the Closing, HyperFeed shall prepare a schedule substantially in the form set forth in Section 2.3(b) of the Disclosure Schedule (the “Prepaid Fees Schedule”) setting forth HyperFeed’s calculation of the actual amount of Prepaid Fees received by Sellers before the Closing Date (“Actual Prepaid Fees”).

(c)  HyperFeed shall deliver a copy of the Prepaid Fees Schedule to Buyer promptly after it has been prepared.  After receipt of the Prepaid Fees Schedule, Buyer shall have ten (10) days to review the Prepaid Fees Schedule.  Unless Buyer delivers written notice to HyperFeed on or prior to the tenth (10th) day after Buyer’s receipt of the Prepaid Fees Schedule specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Actual Prepaid Fees as reflected on the Prepaid Fees Schedule.  If Buyer so notifies HyperFeed of its objection to the Actual Prepaid Fees, HyperFeed and Buyer

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

shall, within thirty (30) days following such notice (the “Resolution Period”), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

(d)  All amounts remaining in dispute under Section 2.3(c) shall be submitted to a firm of nationally recognized independent public accountants (the “Prepaid Fees Neutral Auditor”) selected by HyperFeed and Buyer within ten (10) days after the expiration of the Resolution Period.  If HyperFeed and Buyer are unable to agree on the Prepaid Fees Neutral Auditor, then Deloitte & Touche LLP shall be retained as the Prepaid Fees Neutral Auditor. Each party agrees to execute, if requested by the Prepaid Fees Neutral Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the Prepaid Fees Neutral Auditor shall be borne equally by HyperFeed and Buyer.  The Prepaid Fees Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by HyperFeed and Buyer and not by independent review, only those issues still in dispute.  In no event may the Prepaid Fees Neutral Auditor consider any amounts or matters not disputed within the ten-day period provided in Section 2.3(c) hereof.  The Prepaid Fees Neutral Auditor’s determination shall be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to HyperFeed and Buyer and shall be final, binding and conclusive. The term “Final Prepaid Fees Schedule”, as hereinafter used, shall mean the definitive Prepaid Fees Schedule agreed to by HyperFeed and Buyer in accordance with Section 2.3(c) (including a deemed acceptance by Buyer) or the definitive Prepaid Fees Schedule resulting from the determinations made by the Prepaid Fees Neutral Auditor in accordance with this Section 2.3(d) (in addition to those items theretofore agreed to by HyperFeed and Buyer).

(e)  The Purchase Price shall be decreased, dollar for dollar, to the extent that Prepaid Fees reflected in the Final Prepaid Fees Schedule exceeds the estimate of Prepaid Fees under Section 2.3(a) or increased, dollar for dollar, to the extent that Prepaid Fees reflected in the Final Prepaid Fees Schedule is less than the estimate of Prepaid Fees under Section 2.3(a).  The party who is required to make a payment in accordance with the preceding sentence shall make such payment promptly (and in any event within five (5) business days after determination of the Final Prepaid Fees Schedule).

(f)  In no event shall an amount remitted to Buyer by HyperFeed pursuant to Section 2.4 reduce the Purchase Price under this Section 2.3.

Section 2.4.                                   Collection of Accounts Receivable and Remittance of Payments Received.

(a)  Sellers will invoice customers for services provided under the Subject Contracts (“Services”) in a manner consistent with Sellers’ past practice until the Closing Date, after which date Sellers will not invoice customers for Services (including customers invoiced in arrears).  If the Closing Date occurs in the middle of a billing cycle, Buyer shall send to those customers who are invoiced in arrears the invoice for Services during the billing cycle in which the Closing Date occurs.  Not less than three (3) business days prior to the Closing Date, HyperFeed shall deliver to Buyer a schedule substantially in the form set forth in Section 2.4 of the Disclosure Schedule (the “Initial Closing Date Accounts Receivable Schedule”) listing customers from whom HyperFeed in good faith believes accounts receivable will be owing as of the Closing Date for Services provided by HyperFeed prior to the Closing Date, which specifies

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

HyperFeed’s good faith estimate of the amount and age of the receivables that will be owing as of the Closing Date from each such account debtor, and customers for whom Sellers have performed Services prior to the Closing Date for which HyperFeed in good faith believes no invoice has been sent as of the Closing Date, which specifies HyperFeed’s good faith estimate of the unbilled amount and the period of such Services (collectively, the “Closing Date Accounts Receivable”); provided, however, that the Closing Date Accounts Receivable shall not include any accounts receivable that are outstanding more than 90 days as of the Closing Date.  If Buyer disagrees with the Initial Closing Date Accounts Receivable Schedule, Buyer shall, within two business days of receipt of such schedule, provide HyperFeed written notice of such disagreement, the amount in dispute and the basis for such dispute, and representatives of HyperFeed and Buyer shall promptly thereafter meet to discuss such disagreement, and the estimate shall be revised, to the extent agreed, to reflect such discussion.  If such representatives are unable to resolve such disagreement, to the extent of such disagreement, for the purposes of Initial Closing Date Accounts Receivable Schedule, HyperFeed’s determination shall control.

(b)  Buyer shall remit to HyperFeed promptly, and in any event within five (5) business days after Buyer’s receipt thereof, all payments received by Buyer or its Affiliates that are from any customer identified on the Initial Closing Date Accounts Receivable Schedule (or, after it has been determined, the Final Closing Date Accounts Receivable Schedule (as defined below)) until the aggregate of all such payments from such customer equals (i) the amount identified as owing from such customer in such schedule less (ii) any amounts received by Sellers with respect to such customer account after the Closing Date.  Sellers shall remit to Buyer promptly, and in any event within five (5) business days after Seller’s receipt thereof (or shall include such payment in HyperFeed’s estimate of Prepaid Fees under 2.3(a) in the case of such a payment received by Sellers prior to Closing), all payments received by Sellers or its Affiliates in respect of an invoice for Services provided from and after the Closing Date.

(c)  On or before the last business day of the month following the month in which the Closing occurs, HyperFeed shall deliver to Buyer a schedule substantially in the form of the Initial Closing Date Accounts Receivable Schedule (the “Revised Closing Date Accounts Receivable Schedule”) setting forth HyperFeed’s calculation of the actual amount of Closing Date Accounts Receivable (“Actual Closing Date Accounts Receivable”).

(d)  After receipt of the Revised Closing Date Accounts Receivable Schedule, Buyer shall have ten (10) days to review the Revised Closing Date Accounts Receivable Schedule.  Unless Buyer delivers written notice to HyperFeed on or prior to the tenth (10th) day after Buyer’s receipt of the Revised Closing Date Accounts Receivable Schedule specifying in reasonable detail all disputed items and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Actual Closing Date Accounts Receivable as reflected on the Revised Closing Date Accounts Receivable Schedule.  If Buyer so notifies HyperFeed of its objection to the Actual Closing Date Accounts Receivable, HyperFeed and Buyer shall, within thirty (30) days following such notice (the “A/R Resolution Period”), attempt to resolve their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

(e)  All amounts remaining in dispute under Section 2.4(d) shall be submitted to Deloitte & Touche LLP (the “A/R Neutral Auditor”) within ten (10) days after the expiration of the A/R Resolution Period.  Each party agrees to execute, if requested by the A/R Neutral

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Auditor, a reasonable engagement letter. All fees and expenses relating to the work, if any, to be performed by the A/R Neutral Auditor shall be borne equally by HyperFeed and Buyer.  The A/R Neutral Auditor shall act as an arbitrator to determine, based solely on presentations by HyperFeed and Buyer and not by independent review, only those issues still in dispute.  In no event may the A/R Neutral Auditor consider any amounts or matters not disputed within the ten-day period provided in Section 2.4(d) hereof.  The A/R Neutral Auditor’s determination shall be made within thirty (30) days of its selection, shall be set forth in a written statement delivered to HyperFeed and Buyer and shall be final, binding and conclusive.  The term “Final Closing Date Accounts Receivable Schedule”, as used herein, shall mean the definitive Closing Date Accounts Receivable Schedule agreed to by HyperFeed and Buyer in accordance with Section 2.4(d) (including a deemed acceptance by Buyer) or the definitive Closing Date Accounts Receivable Schedule resulting from the determinations made by the A/R Neutral Auditor in accordance with this Section 2.4(e) (in addition to those items theretofore agreed to by HyperFeed and Buyer).

(f)  Sellers shall be entitled to all payments made in respect of Services by each customer identified on the Final Closing Date Accounts Receivable Schedule until, and only until, the aggregate amount received from such customer by Sellers or Buyer or any of their Affiliates after the Closing Date equals the amount identified as owing from such customer on such schedule, Buyer shall be entitled to all payments made by such customers in excess thereof, and Buyer shall be entitled to all payments made by other customers for Services performed from and after the Closing Date.  Within five (5) business days after determination of the Final Closing Date Accounts Receivable Schedule, Sellers shall pay to Buyer or Buyer shall pay to HyperFeed, as the case may be, the net amount due to the other based on the application of the immediately preceding sentence to the actual payments received by Sellers and Buyer or their respective Affiliates from customers and each other prior to such reconciliation payment.

(g)  From the Closing Date until the ninetieth (90th) day thereafter, Buyer shall use commercially reasonable efforts to collect outstanding accounts receivable balances on the applicable Closing Date Accounts Receivable Schedule.

(h)  Any Prepaid Fees taken into account in the adjustments pursuant to Section 2.3 shall not be required to be remitted by Sellers to Buyer under this Section 2.4.

Section 2.5.                                   Contingent Installment A.

(a)  Between the date hereof and the Closing Date, HyperFeed shall use its commercially reasonable efforts, and from and after the Closing Date until March 31, 2004, Buyer and HyperFeed shall use their commercially reasonable efforts, to secure Buyer’s entry into a Qualifying Renewal (as defined below) with respect to the Contract identified in Section 2.5 of the Disclosure Schedule.  As used herein, “Qualifying Renewal” shall mean a renewal of the Contract identified in Section 2.5 of the Disclosure Schedule or a new Contract with the customer who is the counterparty to such scheduled Contract (the “Counterparty”), in either case that (i) has a term ending not sooner than January 1, 2005, (ii) provides for monthly revenues net of communications charges (“Net Revenues”) to HyperFeed (or, after closing, to Buyer or any of its Affiliates) during 2004 of at least [**], (iii) has other terms and conditions in the aggregate substantially similar to those in effect on the date hereof under such scheduled Contract and (iv) if executed prior to Closing,

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

permits assignment of such renewal or new Contract to Buyer without the Counterparty’s consent.

(b)  In the event a Qualifying Renewal is binding and effective on or before the Closing Date, then Buyer shall pay Contingent Installment A directly to HyperFeed, or shall direct the Escrow Agent to pay Contingent Installment A to HyperFeed, on the Closing Date.  In the event a Qualifying Renewal is binding and effective after the Closing Date and on or before January 1, 2004, then Buyer shall to direct the Escrow Agent to pay Contingent Installment A to HyperFeed on the date such Qualifying Renewal is binding and effective.  In the event no renewal or new Contract with the Counterparty is binding and effective on or before January 1, 2004, then subject to Section 2.5(c), Buyer and HyperFeed shall jointly direct the Escrow Agent to pay, on the fifth business day of each of the calendar months from January 2004 through the earlier of December 2004 and the month, if any, in which a renewal or new Contract with the Counterparty is binding and effective, (x) to HyperFeed, a portion of Contingent Installment A equal to (i) [**] minus (ii) the amount, if any, by which [**] exceeds the amount of Net Revenues received by Buyer or any of its Affiliates from the Counterparty in respect of the provision of Services for that month (appropriately pro-rated for the month in which the renewal or new Contract takes effect if the renewal or new Contract takes effect other than on the first business day of such month) and (y) to Buyer, the amount, if any, by which [**] exceeds the amount of Net Revenues received by Buyer or any of its Affiliates from the Counterparty in respect of the provision of Services for that month (appropriately pro-rated for the month in which the renewal or new Contract takes effect if the renewal or new Contract takes effect other than on the first business day of such month).  If a Qualifying Renewal becomes binding and effective during 2004, Buyer shall direct the Escrow Agent to pay to HyperFeed, within five (5) business days thereafter, all of Contingent Installment A less the product of (x) [**] and (y) the number of months elapsed in 2004 before such Qualifying Renewal takes effect (appropriately pro-rated for the month in which the Qualifying Renewal takes effect if the Qualifying Renewal takes effect other than on the first business day of such month).  If a renewal or new Contract that satisfies the criterion in clause (i) of the definition of Qualifying Renewal but that in one or more other respects does not qualify as a Qualifying Renewal is entered into with the Counterparty and becomes binding and effective during 2004 (a “Non-Qualifying Renewal”), then Buyer shall direct the Escrow Agent to pay to HyperFeed, within five (5) business days thereafter, the amount that would have been payable under the immediately preceding sentence if such Non-Qualifying Renewal had been a Qualifying Renewal, it being understood that Buyer shall be entitled to enter into a Non-Qualifying Renewal or to decline to do so in Buyer’s sole discretion.

(c)  Notwithstanding anything to the contrary, Buyer shall be entitled in its sole discretion to discontinue provision of Services to the Counterparty at any time prior to entering into a renewal or new Contract with the Counterparty and, promptly after receipt of written notice thereof, HyperFeed and Buyer, jointly shall instruct the Escrow Agent to release to (i) HyperFeed, any amounts of the Contingent Installment A to which it is then entitled to hereunder and (ii) Buyer, the remaining balance of Contingent Installment A.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(d)  For the avoidance of doubt, Contingent Installment A and the Purchase Price will be reduced by the amount, if any, by which [**] exceeds the amount Buyer is obligated to direct the Escrow Agent to pay to HyperFeed under Section 2.5(b).

Section 2.6.                                   Contingent Installment B.

(a)

(i)                                     On the first anniversary of the Closing Date, Buyer shall pay to HyperFeed a portion of Contingent Installment B equal to the amount, if any, by which One Hundred Twenty-Five Thousand Dollars ($125,000) exceeds the sum of (x) all amounts as to which Buyer has exercised its rights set forth in Section 11.3 and (y) the amount of any unresolved claims for indemnification asserted in writing by Buyer in good faith on or prior to such date.

(ii)                                  Not later than the fifth business day following the filing by HyperFeed with the Securities and Exchange Commission of its Annual Report on Form 10-K for the year ended December 31, 2004 (“HyperFeed’s 2004 10-K”), if the Release Conditions (defined below) are satisfied, Buyer shall pay to HyperFeed a portion of Contingent Installment B equal to the amount, if any, by which Three Hundred Seventy-Five Thousand Dollars ($375,000) exceeds the sum of (x) the amount paid to HyperFeed pursuant to Section 2.6(a)(i), (y) all amounts as to which Buyer has exercised its rights set forth in Section 11.3 and (z) the amount of any unresolved claims for indemnification asserted in writing by Buyer in good faith on or prior to such date.  For purposes hereof, the “Release Conditions” shall be deemed satisfied if all of the following are true:  (A) the “Net Cash Flows Provided By Operating Activities” for the year ended December 31, 2004 as reflected in the Consolidated Statement of Cash Flows filed with HyperFeed’s 2004 10-K is not less than Two Million Dollars ($2,000,000); and (B) the “Cash and Cash Equivalents — End of Year” for the year ended December 31, 2004 reflected in the Consolidated Statement of Cash Flows filed with HyperFeed’s 2004 10-K exceeds the aggregate current and long-term liabilities in respect of indebtedness for borrowed money, if any, shown on the Consolidated Balance Sheet as of December 31, 2004 filed with HyperFeed’s 2004 10-K by at least Four Million Dollars ($4,000,000).

(b)  On the second anniversary of the Closing Date, Buyer shall pay to HyperFeed that portion of Contingent Installment B not released pursuant to Section 2.6(a), subject, however, to Buyer’s rights set forth in Section 11.3.

(c)  For the avoidance of doubt, Contingent Installment B and the Purchase Price will be reduced by the amount, if any, by which Eight Hundred Seventy-five Thousand Dollars

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

($875,000) exceeds the aggregate amount payable by Buyer to HyperFeed under Sections 2.6(a) and (b).

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES OF SELLER

Sellers hereby represent and warrant to Buyer as follows as of the date hereof:

Section 3.1.                                   Organization and Good Standing; Subsidiaries.  Sellers are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and have all requisite power and authority to own, operate, sell and lease its properties and to carry on their businesses as presently conducted.  Sellers have all requisite power and authority to execute and deliver, and perform their obligations under, this Agreement and to consummate the Transactions.  Sellers are qualified to do business and are in good standing as a foreign corporation in each jurisdiction where failure to so qualify would have a material adverse impact on the Subject Contracts or the Business.  Hyperfeed does not have any subsidiaries that are parties to or otherwise have an interest in any of the Subject Contracts, other than HYPRWare.

Section 3.2.                                   Authorization.  The execution and delivery of this Agreement and the other agreements and documents required to be delivered by Sellers in accordance with the provisions hereof (“Sellers’ Documents”) and performance by Sellers of their obligations hereunder and thereunder have been duly and validly authorized by the Boards of Directors of each of the Sellers, and no approval by HyperFeed’s stockholders is required by Delaware General Corporation Law, HyperFeed’s Charter Documents or the rules of the Nasdaq Stock Market in connection with the execution and delivery by Sellers of this Agreement and Sellers’ Documents or the performance by Sellers of their obligations hereunder and thereunder.  This Agreement has been, and Sellers’ Documents will be, duly executed and delivered on behalf of Sellers, by duly authorized officers of Sellers; and this Agreement constitutes, and Sellers’ Documents when executed and delivered will constitute, the valid and binding obligations of Sellers, enforceable in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws from time to time in effect affecting creditors’ rights generally and by legal and equitable limitations on the availability of specific remedies (the “Enforceability Limitations”).

Section 3.3.                                   Compliance With Other Instruments.  Neither the execution and delivery by Sellers of this Agreement and Sellers’ Documents, nor the consummation by Sellers of the Transactions, will, with or without the giving of notice or passage of time, or both, (i) conflict with, or result in a breach or violation of, or constitute a default under any Charter Documents or applicable law, (ii) require any authorization or approval of, or filing with, any governmental agency, authority or other body or any other Person, or (iii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any Encumbrance upon any Subject Contract pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other Contract or any judgment, order, writ, injunction, decree, demand or assessment issued by any court, or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department (collectively, any “Order”) by which Sellers are bound, to which Sellers are a party, or to which the Subject Contracts are subject other than conflicts, violations

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

or breaches or the failure to receive authorizations or approvals, in each case, as described in clauses (i) and (ii) above, that would not, individually or in the aggregate, have a material adverse affect on the Business.

Section 3.4.                                   Compliance with Laws.  (i) Sellers have complied, and through the Closing will continue to comply, in all material respects with foreign, federal, state and local laws, rules and regulations applicable to the Subject Contracts, and (ii) Sellers possess such certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies as are necessary to perform under the Subject Contracts, except where the failure to obtain such certificate authorization or permit would not have a material adverse effect on the Subject Contracts; and Sellers have not received any written notice of proceedings relating to the revocation or modification of any material certificate, authorization or permit.  There are no material certificates, authorizations or permits or currently effective Orders by which the Subject Contracts are bound.

Section 3.5.                                   Adverse Restrictions.  Neither Sellers nor any Subject Contract is a party to or subject to, as the case may be, any applicable law, governmental license, Order, permit or other authorization, Contract, or any other obligation or restriction of any kind or character, or any aggregation thereof, which impairs in any material respect the ability of Sellers to perform under the Subject Contracts and own the Subject Contracts in substantially the same manner as of the date hereof.

Section 3.6.                                   Financial Statements.  HyperFeed has heretofore made available to Buyer certain financial information set forth in Section 3.6 of the Disclosure Schedule (the “Financial Information”) based on standard practices of HyperFeed for producing such information.  The Financial Information has been prepared from, and is in accordance with, the books and records of HyperFeed.  Revenues received under Subject Contracts as reflected in the Financial Information have been recognized in accordance with GAAP consistently applied with HyperFeed’s prior practices throughout the respective periods covered thereby.

Section 3.7.                                   Contracts and Other Interests.    (a)  Sellers have delivered or made available a copy of each Subject Contract to Buyer.  All Subject Contracts are in full force and effect, valid and enforceable in accordance with their respective terms against Sellers except for Enforceability Limitations and, to the Knowledge of Sellers, against the other parties thereto; and there are no existing material defaults of Sellers or, to the Knowledge of Sellers, the other party thereto, or events of default that, with the giving of notice or lapse of time, or both, would constitute defaults of Sellers or, to the Knowledge of Sellers, the other party thereto under any Subject Contracts, nor are material amendments pending with respect to any Subject Contracts.

(b)  Section 3.7(b) of the Disclosure Schedule lists Sellers’ combined sixty (60) largest Subject Contracts measured by fees paid from each customer, in each case, for the nine-month period ended September 30, 2003.  None of the Subject Contracts whose revenues associated therewith exceeded $10,000 for the nine-month period ended September 30, 2003 has been terminated or the customer party thereto has indicated in writing (or the Knowledge of Seller, orally) an intention to terminate such Subject Contract, or reduce in any material respect the volume of business under such Subject Contract.  Sellers’ invoices to customers parties to Subject Contracts are accurate in all material respects as to rates and quantities.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 3.8.                                   No Material Adverse Change.  Since January 1, 2003 there has been no material adverse change in the Business (including without limitation the operations, management, properties or the condition (financial or other), or results of operation (including earnings before interest, Taxes, depreciation and amortization) of the Business).

Section 3.9.                                   Litigation.  Since December 31, 2001, Sellers have not been served with any summons or complaint in respect of the Subject Contracts or the Business, and there is no action or suit, equitable or legal, to which Sellers are a party, nor any administrative, arbitration or other proceeding pending or, to the Knowledge of Sellers, threatened against Sellers in respect of the Subject Contracts or the Business, nor, to the Knowledge of Sellers, is there any valid basis therefor.

Section 3.10.                             Business in Ordinary Course.  From March 31, 2003 until the date hereof, the Business has been conducted in the ordinary course in accordance with past practice.  Without limiting the generality of the foregoing, Sellers have not, since such date:

(a)  mortgaged, pledged or otherwise Encumbered any of the Subject Contracts;

(b)  entered into, amended or terminated any Subject Contract, any material governmental authorization relating to the Business or any Contract or other transaction with any Affiliate except for terminations in the ordinary course of business, consistent with prior practice, in accordance with the terms thereof;

(c)  changed its billing, accounts payable, accounts receivable, collections or other cash management practices or accounting methods (unless required in accordance with GAAP) relating to the Business;

(d)  entered any Subject Contracts other than on an arm’s length basis; or

(e)  agreed to take any of the foregoing actions.

Section 3.11.                             Title to Subject Contracts.  Sellers have good and valid title to all the Subject Contracts, free and clear of all Encumbrances except for Permitted Encumbrances.  All Encumbrances (other than Permitted Encumbrances) shall be satisfied and discharged at or before Closing.

Section 3.12.                             Entire Business.  The Subject Contracts are all of the customer Contracts that comprise the Business.

Section 3.13.                             Transactions with Interested Persons.  Neither Sellers nor the directors or officers of Sellers nor, to the Knowledge of Sellers, any of Sellers’ Affiliates has a direct or indirect economic interest in the Subject Contracts (other than by virtue of their interests in Sellers).

Section 3.14.                             Brokers.  No agent, broker, investment banker, financial advisor or other Person engaged by or on behalf of Sellers or any of their respective Affiliates is or will be entitled to any fee or commission in connection with the Transactions.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 3.15.                             Disclosure.  To the Knowledge of Sellers, no representation or warranty by Sellers in this Agreement, the Schedules hereto or in any certificate or other document furnished or to be furnished by Sellers pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Sellers as follows as of the date hereof:

Section 4.1.                                   Organization and Good Standing.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority to own, operate and lease its properties and carry on its business as presently conducted.  Buyer has all requisite power and authority (corporate and other) to execute and deliver, and perform its obligations under, this Agreement and to consummate the Transactions.  Buyer is qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction where failure to so qualify would have a material adverse effect on Buyer.

Section 4.2.                                   Authorization.  The execution and delivery of this Agreement and the other agreements and documents required to be delivered by Buyer in accordance with the provisions hereof (the “Buyer’s Documents”) and performance by Buyer of its obligations hereunder and thereunder have been duly and validly authorized by all necessary action on the part of Buyer.  This Agreement has been, and Buyer’s Documents will be, duly executed and delivered on behalf of Buyer, by duly authorized officers of Buyer; and this Agreement constitutes, and Buyer’s Documents when executed and delivered will constitute, the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as enforcement may be limited by the Enforceability Limitations.

Section 4.3.                                   Compliance with Other Instruments.  Neither the execution and delivery by Buyer of this Agreement and Buyer’s Documents, nor the consummation by Buyer of the Transactions, will, with or without the giving of notice or passage of time, or both, (i) conflict with, or result in a breach or violation of, or constitute a default under any Charter Documents or applicable law or (ii) conflict with or violate, breach, or constitute a default under, or permit the termination or acceleration of maturity of, or result in the imposition of any Encumbrance upon any property or asset of Buyer pursuant to any provision of, any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness or other Contract or any Order by which Buyer is bound, to which the assets of Buyer are subject; nor is the effectiveness or enforceability of this Agreement or such other documents adversely affected by any provision of the Charter Documents of Buyer.

Section 4.4.                                   Litigation.  There is no action, suit or proceeding pending or, to the Knowledge of Buyer, threatened against Buyer which might interfere with its ability to consummate the Transactions.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 4.5.                                   No Governmental or Other Authorization Required.  No authorization or approval of, or filing with, any governmental agency, authority or other body or any other third Persons will be required in connection with Buyer’s execution and delivery of this Agreement and Buyer’s Documents or its consummation of the Transactions.

Section 4.6.                                   No Broker.  No Person assisted in or brought about the negotiation of this Agreement or the Transactions contemplated hereby or thereby in the capacity of broker, agent or finder or in any similar capacity on behalf of Buyer.

Section 4.7.                                   Disclosure.  To the Knowledge of Buyer, no representation or warranty by Buyer in this Agreement, the Schedules hereto or in any certificate or other document furnished or to be furnished by Buyer pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading.

ARTICLE 5.
PRE-CLOSING AGREEMENTS

Section 5.1.                                   Access to Information and Facilities. Between the date hereof and the Closing, Sellers shall afford Buyer and its representatives full access upon prior request during normal business hours to all facilities, employees, properties, books, accounts, records, Subject Contracts and documents relating to the Subject Contracts in Sellers’ possession or control, subject to reasonable requirements that Buyer not interfere with the operations and activity of the Business.

Section 5.2.                                   Confidentiality.

(a)  Except as hereinafter specifically provided, neither Party shall use or disclose to others, or permit the use or disclosure of, any and all non-public information furnished by each to the other (including confidential information transmitted by each to its representatives, accountants, counsel, advisors or bankers (“Representatives”)) in the course of negotiations relating to this Agreement and the business and financial reviews and investigations referred to in this Agreement, except to their respective officers, directors, employees and Representatives who need to know such information (and who will each be subject to confidentiality as provided herein) in connection with this Agreement.

(b)  Each of Buyer and Sellers agrees that at no time shall it or its Representatives use or permit any other Person to examine, use or derive benefit from any such non-public information without the other’s express written consent.  Neither Buyer nor Sellers shall disclose any such non-public information to anyone other than its Representatives and to those third parties who have a reasonable need for such information, which individuals have been advised of the confidential nature of the information.  The duty of non-disclosure shall not apply to information which:  (i) was in the public domain at the time it was communicated to Buyer or Sellers or subsequently enters the public domain through no fault of Buyer or Sellers; (ii) which such Party can prove was already known to such Party at the time of receipt; or (iii) was

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

rightfully communicated to such Party free of any obligation of non-disclosure and without restriction as to use.

(c)  Notwithstanding the foregoing, (i) Buyer and Sellers shall have the right to include such disclosure regarding the Transactions as such party reasonably determines is required to be disclosed in any registration statement, filing or other report that Buyer or Sellers or any of their respective Affiliates files with the Securities and Exchange Commission, the New York Stock Exchange or the National Association of Securities Dealers, including in each case any financial and other information concerning the Transactions, reasonably required in connection therewith; (ii) disclosure of such information may be made to the extent required by judicial or regulatory process, and reviews by financial institutions which are lenders to either Buyer or Sellers; (iii) such information may be used to the extent necessary as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any Transaction; and (iv) Sellers and Buyer may disclose the existence of this Agreement to customers, landlords, lenders, employees or others to the extent reasonably necessary for the consummation of the Transactions.  To the extent permissible, prior to the Effective Time, Buyer shall provide Sellers with as much prior written notice as is practicable prior to making any of the foregoing disclosures or uses.

(d)  In the event that the sale contemplated by this Agreement is not consummated for any reason, each Party agrees to return to the other Party all materials containing nonpublic information provided by the other immediately with or without request.  The confidentiality obligation set forth in this Section 5.2 shall survive termination of this Agreement.

(e)  Each Party agrees that the confidential information of the other Party is unique and that its release or misuse in contravention of the terms of this Agreement may not be compensable in monetary damages and that the non-breaching Party shall be entitled to seek appropriate injunctive relief therefor.  In connection therewith the parties waive the claim or defense that an adequate remedy exists at law.

(f)  This Section 5.2 supersedes the following agreements, all of which are effectively terminated without the need for any further action by either Party:

(i)                                     Mutual Confidentiality Agreement between Buyer and HyperFeed, dated as of January 1, 2003;

(ii)                                  Confidentiality Agreement between Buyer (then known as Data Broadcasting Corporation), and HyperFeed, dated as of April 23, 2001, as amended by Amendment to Confidentiality Agreement, dated as of April 4, 2002; and

(iii)                               Confidentiality Agreement between Buyer and HyperFeed, dated as of August 28, 2003.

(g)  Notwithstanding anything set forth herein to the contrary and except as reasonably necessary to comply with applicable securities laws, each Party (and each employee, representative or other agent of each Party) is hereby expressly authorized to disclose the U.S. federal income tax treatment (as defined in Treas. Reg. § 1.6011-4) of the Transactions and all

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment or tax structure.

Section 5.3.                                   Sellers’ Employees.  Buyer shall not be obligated to offer employment to any employee of the Business (“Sellers’ Employee”) in connection with the acquisition of the Subject Contracts, and such acquisition shall not grant any Sellers’ Employee a right of continued employment with Buyer.  Without limiting the generality of the foregoing, in no event shall Buyer be obligated to hire or otherwise employ any Sellers’ Employee or former employee of Sellers who is reinstated under, or who voluntarily returns to any previous employment position pursuant to, any settlement agreement or any arbitration, judicial or administrative action, order, decree or other process.  Buyer and Sellers shall mutually agree on the timing and content of a program of communications to employees and customers of the Business in respect of the Transactions.

Section 5.4.                                   Continued Efforts.

(a)  Each of the Parties hereto shall use commercially reasonable efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate the Transactions, and (ii) to refrain from taking, or cause to be refrained from taking, any action and to refrain from doing or causing to be done, anything which could impede or impair the consummation of the Transactions, including, in all cases, without limitation using its commercially reasonable efforts (A) to prepare and file with the applicable governmental authorities all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Transactions by all such applicable authorities, (B) to obtain all necessary or appropriate waivers, consents and approvals (it being understood that in no event shall either Buyer or Sellers be required to expend money in exchange for such waivers, consents and approvals), (C) to effect all necessary registrations, filings and submissions, (D) to lift any injunction or other legal bar to the Transactions (and, in such case, to proceed therewith as expeditiously as possible), and (E) to obtain the satisfaction of the conditions specified in Articles 6 and 7.

(b)  The parties hereto shall cooperate with one another in the preparation of all Tax returns, questionnaires, applications or other documents regarding any Taxes or transfer, recording, registration or other fees which become payable in connection with the Transactions that are required to be filed on or before the Closing Date.

Section 5.5.                                   Operation of Business Prior to Closing.  From the date hereof until the Effective Time, Sellers shall operate with respect to the Subject Contracts in the ordinary course consistent with past practice, and shall use its commercially reasonable efforts to service the Subject Contracts, to keep available the services of present employees and agents and to maintain such Subject Contracts.  Without limiting the generality of the foregoing, Sellers shall not take any of the actions which if taken between March 31, 2003 and the date hereof would have been required to be noted as an exception to the representation set forth in Section 3.10, except as otherwise permitted under this Section 5.5.  Without the prior written consent of Buyer, between the date hereof and the Effective Time, Sellers shall:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(a)  not settle any pending or threatened legal action which relates to the Subject Contracts or the Business;

(b)  not enter into any transaction or Contract with any Affiliate of Sellers which relates to the Subject Contracts;

(c)  collect accounts receivable only in the ordinary course of business consistent with past practices;

(d)  confer on a regular and frequent basis with one or more representatives of Buyer to report material operational matters and the general status of ongoing operations relating to the Business; and

(e)  maintain with financially responsible insurance companies insurance on the Subject Contracts and the Business in such amounts and against such risks and losses as are consistent with past practice.

Section 5.6.                                   Notice of Developments.  Buyer and Sellers shall give prompt written notice to the other of the occurrence or non-occurrence of any Event, which, to the Actual Knowledge of Buyer or to the Knowledge of Sellers, respectively, would be likely to cause (i) any representation or warranty made by either of them contained in this Agreement to be untrue or inaccurate, (ii) any change to be made in the Disclosure Schedule, or (iii) any failure of either of them to comply with or satisfy, or be able to comply with or satisfy, any material covenant, condition or agreement to be complied with or satisfied by either of them hereunder.  Notwithstanding anything else in this Agreement to the contrary, disclosures pursuant to this Section 5.6 shall not be taken into account for purposes of determining whether the conditions to the obligations of the Parties to effect the Closing set forth in Articles 7 and 8 are satisfied, provided, however, that if the matters covered by such additional disclosure result in a failure of any of the conditions to a Party’s obligation to effect the Closing to be satisfied and such Party elects to effect the Closing, such Party and its “Indemnified Parties” shall not be permitted to seek any remedies, including Indemnification under Article 11, with respect to such matters.

Section 5.7.                                   Public Announcements.  Until the Closing, or in the event of termination of this Agreement, each Party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Sellers and Buyer acknowledge and agree that each of them may, without the prior consent of the other but with prior written notice to the other, issue such press releases or make such public statements as may be required by applicable law or listing requirements, in which case, to the extent practicable, the party issuing such press release or making such statement will consult with, and exercise in good faith, all commercially reasonable efforts to agree with the other party regarding the nature, extent and form of such press release or public statement.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

ARTICLE 6.
CONDITIONS PRECEDENT TO OBLIGATION OF BUYER TO CLOSE

The obligation of Buyer to purchase the Subject Contracts and carry out the other Transactions are, unless waived in writing by Buyer, subject to the satisfaction, on the Closing Date, of the following conditions:

Section 6.1.                                   Accuracy of Representations and Performance of Sellers.  (i) The representations and warranties of Sellers contained in this Agreement or any Sellers’ Documents shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) that representations and warranties that are qualified as to materiality shall be true and correct in all respects; (ii) each and all of the agreements and covenants to be performed or satisfied by Sellers hereunder or under any Sellers’ Documents at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iii) Sellers shall have furnished Buyer with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Buyer or its counsel shall have reasonably requested.

Section 6.2.                                   Corporate Approval.  Sellers shall deliver certified copies of resolutions adopted by Sellers’ Boards of Directors pertaining to the authorization of this Agreement and the consummation of the Transactions, and a certificate executed by the secretary or assistant secretary of Sellers as to the due election, qualification and incumbency and valid signatures of its officers authorized to sign this Agreement or any document or certificates to be delivered hereunder, and Sellers’ Charter Documents.

Section 6.3.                                   Absence of Certain Litigation.  On the Closing Date, no suit, action or other proceeding, or injunction or judgment or other Order relating thereto, shall be pending before any court or governmental or regulatory official or agency, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions.

Section 6.4.                                   Assignment and Assumption Agreement.  Sellers shall have executed and delivered to Buyer the Assignment and Assumption Agreement.

Section 6.5.                                   Transition Services Agreement.  HyperFeed shall have executed and delivered to Buyer a transition services agreement in substantially the form attached hereto as Exhibit C (the “Transition Services Agreement”), and no Event shall have occurred that impairs in any material respect HyperFeed’s ability to fully and completely perform its obligations thereunder.

Section 6.6.                                   License Agreement.  HyperFeed shall have executed and delivered to Buyer a license agreement in substantially the form attached hereto as Exhibit D (the “License Agreement”), and no Event shall have occurred that impairs in any material respect HyperFeed’s ability to fully and completely perform its obligations thereunder.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 6.7.                                   Escrow Agreement.  HyperFeed and the Escrow Agent shall have executed and delivered to Buyer the Escrow Agreement and no Event shall have occurred that impairs in any material respect HyperFeed’s ability to fully and completely perform its obligations thereunder.

Section 6.8.                                   Software Escrow.  HyperFeed and IG2 Data Security, Inc. shall have executed and delivered to Buyer a software escrow agreement in the form attached hereto as Exhibit E (or in substantially such form with such modifications as are required by IG2 Data Security, Inc.) (the “Software Escrow Agreement”), and HyperFeed shall have delivered to the software escrow agent the source code covered thereby.

Section 6.9.                                   Hosting Agreement.  HyperFeed shall have executed and delivered to Buyer an agreement in substantially the form attached hereto as Exhibit F (the “Hosting Agreement”), and no Event shall have occurred that impairs in any material respect HyperFeed’s ability to fully and completely perform its obligations thereunder.

Section 6.10.                             Third Person Consents.  Sellers shall have procured all of the third Person consents identified in Section 6.10 of the Disclosure Schedule.

Section 6.11.                             Encumbrances.  Sellers shall have delivered evidence reasonably satisfactory to Buyer of the satisfaction and release of any Encumbrances affecting, or security interests or liens encumbering, the Subject Contracts (other than Permitted Encumbrances).

Section 6.12.                             Instruments of Transfer.  Sellers shall have delivered to Buyer all bills of sale, endorsements, assignments, and other instruments of transfer reasonably satisfactory in form and substance to Buyer and its counsel, effecting the sale, transfer and assignment of Sellers’ right, title and interest in and to the Subject Contracts to Buyer.

Section 6.13.                             Opinion of HyperFeed’s Counsel.  HyperFeed’s special counsel, Morris, Nichols, Arsht & Tunnell, shall have delivered to Buyer an opinion letter, dated the Closing Date, reaffirming as of such date its opinions delivered to HyperFeed’s board of directors concurrently with the execution hereof, each of which opinion letters shall expressly permit Buyer to rely thereon as if it were an addressee thereof.

Section 6.14.                             Further Documents.  Sellers shall have executed and delivered to Buyer such documents, instruments, agreements, and certificates as may reasonably be needed to carry out the Transactions, including such documents, instruments and agreements as Buyer’s counsel may reasonably request in connection therewith.

ARTICLE 7.
CONDITIONS PRECEDENT TO OBLIGATION OF SELLERS

The obligation of Sellers to sell, assign, transfer and deliver the Subject Contracts to Buyer hereunder and to carry out the other Transactions are, unless waived in writing by Sellers, subject to the satisfaction at or prior to the Closing Date of the following conditions:

Section 7.1.                                   Accuracy of Representations and Performance of Conditions.  (i) The representations and warranties of Buyer contained in this Agreement or any Buyer’s Documents

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

shall be true and correct at and as of the Closing Date with the same force and effect as though made on and as of such date, except (x) to the extent such representations and warranties expressly speak as of an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date) and (y) that representations and warranties that are qualified as to materiality shall be true and correct in all respects; (ii) each and all of the agreements and covenants to be performed or satisfied by Buyer hereunder or under any Buyer’s Documents at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and (iii) Buyer shall have furnished Sellers with such certificates and other documents evidencing the truth of such representations, warranties, covenants and agreements and the performance of such agreements or conditions as Sellers or their counsel shall have reasonably requested.

Section 7.2.                                   Corporate Approval.  Buyer shall deliver certified copies of resolutions adopted by Buyer’s Board of Directors pertaining to the authorization of this Agreement and the consummation of the Transactions, and a certificate executed by the secretary or assistant secretary of Buyer as to the due election, qualification and incumbency and valid signatures of its officers authorized to sign this Agreement or any document or certificates to be delivered hereunder, and Buyer’s Charter Documents.

Section 7.3.                                   Absence of Certain Litigation.  On the Closing Date, no suit, action or other proceeding, or injunction or judgment or other Order relating thereto, shall be pending before any court or governmental or regulatory official or agency, in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the Transactions.

Section 7.4.                                   Assignment and Assumption Agreement.  Buyer shall have executed and delivered to Sellers the Assignment and Assumption Agreement.

Section 7.5.                                   Transition Services Agreement.  Buyer shall have executed and delivered to HyperFeed the Transition Services Agreement and no Event shall have occurred that impairs in any material respect Buyer’s ability to fully and completely perform its obligations thereunder.

Section 7.6.                                   License Agreement.  Buyer shall have executed and delivered to HyperFeed the License Agreement and no Event shall have occurred that impairs in any material respect Buyer’s ability to fully and completely perform its obligations thereunder.

Section 7.7.                                   Escrow Agreement.  Buyer and the Escrow Agent shall have executed and delivered to HyperFeed the Escrow Agreement and no Event shall have occurred that impairs in any material respect Buyer’s ability to fully and completely perform its obligations thereunder.

Section 7.8.                                   Hosting Agreement.  Buyer shall have executed and delivered to HyperFeed the Hosting Agreement and no Event shall have occurred that impairs in any material respect Buyer’s ability to fully and completely perform its obligations thereunder.

Section 7.9.                                   Further Documents.  Buyer shall have executed and delivered to Sellers such documents, instruments, agreements, and certificates as may reasonably be needed to carry out the Transactions, including such documents, instruments, agreements as Sellers’ counsel may reasonably request in connection therewith.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

ARTICLE 8.
THE CLOSING

Section 8.1.                                   Closing and Closing Provisions.  The Closing shall be effected by delivery of documents at the office of Sullivan & Worcester LLP, Boston, Massachusetts, and payment of the Purchase Price each as provided herein or in such other manner and at such place as the parties may agree.

Section 8.2.                                   Deliveries by Sellers.  At or prior to the Closing, Sellers shall execute and deliver to Buyer all of the certificates and other documents, including, without limitation, Sellers’ Documents, designated as conditions precedent and deliveries precedent to Buyer’s obligation to close under this Agreement or to carry out the Transactions.

Section 8.3.                                   Deliveries by Buyer.  At the Closing, Buyer shall deliver to Sellers the Purchase Price, subject to adjustments as permitted by this Agreement, in the manner and form provided for in this Agreement, and all the certificates and other documents, including, without limitation, Buyer’s Documents, designated as conditions precedent and deliveries precedent to Sellers’ obligation to close under this Agreement or to carry out the Transactions.

ARTICLE 9.
POST-CLOSING MATTERS

Section 9.1.                                   Records of the Business.  Sellers agrees (i) to hold all of the books and records reasonably related to the Subject Contracts existing on the Closing Date but not in the possession of Buyer as of the Closing or included among the Subject Contracts and not to destroy or dispose of any thereof for a period of seven (7) years from the Closing Date, and if Buyer wants documents retained thereafter, it shall give written notice to HyperFeed within six (6) months prior to the seventh anniversary informing HyperFeed of the books and records it wants retained and the period of retention and, in such case, HyperFeed, may, at its option, continue to retain such books and records or surrender them to Buyer at the locations where they are then located, and (ii) following the Closing Date, (a) to afford Buyer, its accountants and counsel reasonable access to the books, records, properties and employees of HyperFeed to the extent that such access may be requested for any legitimate purpose at no cost to Buyer (other than for reasonable out-of-pocket expenses); provided, however, that such access shall be at reasonable times and upon reasonable notice and shall not unreasonably disrupt the personnel and operations of HyperFeed; or (b) to turn over to Buyer possession of such books and records as Buyer shall reasonably request within thirty (30) days of such request, provided, further, that nothing herein shall limit any rights of discovery of Buyer.

Section 9.2.                                     Non-Competition.

(a)  Definition of “Financial Security”.  For purposes of this Section 9.3, the term “Financial Security” means all financial securities (including equities, derivatives and options and futures).

(b)  Non-Competition.  For the [**], neither HyperFeed nor any Entity controlled by HyperFeed will: [**]

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Notwithstanding the foregoing, the restrictions set forth herein do not and are not intended to preclude any of the following:

[**]

[**]

(iii)                               any use or collection by HyperFeed or any Entity controlled by HyperFeed of real-time Financial Security information that is received, on an aggregated basis or otherwise, for internal purposes;

(iv)                              the performance of obligations under the agreements listed on Section 9.2(b)(iv) of the Disclosure Schedule; or

(v)                                 ownership by HyperFeed or any Entity controlled by HyperFeed of securities having no more than [**] of the outstanding voting power of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market.

[**]

[**]

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

[**]

(d)  Enforcement.  It is the desire and intent of the parties to this Agreement that the provisions of this Section 9.2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of this Section shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.  In addition, as the remedy at law for any breach by HyperFeed of the covenants contained in this Section 9.2 may be inadequate, HyperFeed acknowledges and agrees that Buyer shall be entitled to injunctive and other appropriate equitable relief to enforce such covenants.

ARTICLE 10.
TERMINATION

Section 10.1.                             Termination of Agreement. This Agreement may be terminated at any time prior to the Closing by:

(a)  The mutual written consent of Buyer and HyperFeed; or

(b)  Either Buyer or HyperFeed if the Closing has not occurred by the close of business on the Termination Date provided the Party seeking to terminate is not then in breach of any of its material obligations hereunder; or

(c)  HyperFeed, provided that it is not then in breach of any of its material obligations hereunder, if Buyer fails to perform in any material respect any covenant in this Agreement when performance thereof is due or Buyer shall have breached in any material respect any of the representations or warranties contained in this Agreement and do not cure the failure or breach within twenty (20) days after HyperFeed delivers written notice thereof; or

(d)  Buyer, provided it is not then in breach of any of its material obligations hereunder, if HyperFeed fails to perform in any material respect any covenant in this Agreement

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

when performance thereof is due or HyperFeed shall have breached in any material respect any of the representations and warranties contained in this Agreement and do not cure the failure or breach within twenty (20) days after Buyer delivers written notice thereof.

Section 10.2.                             Effect of Termination.  If either Buyer or HyperFeed terminates this Agreement pursuant to Section 10.1, all rights and obligations of the parties hereunder, other than the confidentiality obligation set forth in Section 5.2, Section 12.1 and this Section 10.2, upon written notice to the other parties, shall terminate without any liability of any Party to any other Party; provided, however, that such termination shall not relieve any Party from liability for breach of any representation, warranty, covenant or agreement set forth in this Agreement.

ARTICLE 11.
INDEMNIFICATION

Section 11.1.                             Survival.  The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the Closing and shall remain operative and in full force and effect for a period of [**] after the Closing Date, except that in the case of title to the Subject Contracts, which shall survive and remain operative and in full force and effect for the applicable statute of limitations.  The covenants and agreements of the parties contained in or made pursuant to this Agreement shall survive the Closing (unless any such covenant or agreement by its express terms in this Agreement does not so survive) and shall remain operative and in full force and effect for the applicable statute of limitations.  The term “Indemnity Period” shall mean the applicable period with respect to which a representation, warranty, covenant or agreement survives the Closing as provided in this Section.  No claim for indemnification may be asserted after the expiration of the Indemnity Period.  Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which arises and is the subject of a claim which is asserted in writing prior to the expiration of the applicable Indemnity Period shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof.

Section 11.2.                             Indemnification.

(a)  Sellers agrees that on and after the Closing it shall indemnify and hold harmless Buyer and its Affiliates, stockholders, directors, officers, employees, agents and representatives (collectively, the “Buyer Indemnified Parties”) from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for all reasonable attorneys’, accountants’ and experts’ fees and expenses incurred, including those incurred to enforce the terms of this Agreement (collectively, “Loss and Expense”), suffered by Buyer Indemnified Parties by reason of or arising out of (i) any breach of representation or warranty made by Sellers pursuant to this Agreement, (ii) any failure by Sellers to perform or fulfill any of its covenants or agreements set forth in this Agreement, (iii) the ownership or operation of the Subject Contracts and the Business prior to the Closing Date, including any liability based on negligence, gross negligence, strict liability or any other theory of liability, whether in law (whether common or statutory) or equity occurring prior to the Closing Date, (iv) any Excluded Liability, (v) the termination of any of the Subject Contracts by reason of, and only by reason of, Sellers’ failure to obtain the

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

required consent of any customer to Sellers’ assignment of such Subject Contract to Buyer in connection herewith; [**] and (vi) a breach of contract claim by a customer to the extent, and only to the extent, arising from Sellers’ failure to obtain the required consent of such customer to Sellers’ assignment of such Subject Contract to Buyer in connection herewith.

(b)  Buyer agrees that on and after the Closing it will indemnify Sellers and its respective Affiliates, stockholders, directors, officers, employees, agents and representatives (collectively, the “Sellers Indemnified Parties”) and hold them harmless from and against all Loss and Expense suffered by any of them by reason of or arising out of (i) any breach of representation or warranty made by Buyer pursuant to this Agreement, (ii) any failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement, and (iii) any Assumed Liabilities.

Section 11.3.                             Limitation of Liability; Contingent Installment B.

(a)  Notwithstanding the provisions of Section 11.2, after the Closing, Buyer Indemnified Parties shall be entitled to recover their Loss and Expense in respect of any claim under 11.2(a)(i) (other than as a result of any breach of the representation or warranty in Sections 3.2, 3.11, 3.12 and 3.14) only (i) in the event that the aggregate Loss and Expense for all such claims exceed, in the aggregate, [**]

(b)  Notwithstanding any other provision herein contained, Buyer shall have the right to elect, in its sole and absolute discretion, to reduce amounts that might otherwise be payable hereunder as part of Contingent Installment B by any amounts for which there is a final judicial determination or agreement between the Parties that Sellers are required to indemnify Buyer for Loss and Expense if and to the extent Sellers have not previously paid any such amount.  Upon any such election by Buyer, such amounts will not be payable hereunder, whether as part of Contingent Installment B or otherwise.  In no event shall such right be deemed to constitute a limitation on the liability of Sellers under the provisions of this Article 11.

(c)  Buyer may exercise its right under Section 11.3(b) for an unresolved claim for indemnification (an “Unresolved Claim”) asserted in writing by Buyer in good faith, provided that if Buyer wishes to so exercise such right on the second anniversary of the Closing Date, Buyer may do so only to the extent that Buyer deposits into escrow such date an amount of cash equal to the dollar amount of such reduction pending final and binding resolution of such unresolved claim.  In that event, Buyer and Sellers, and an escrow agent selected jointly by Buyer and Sellers, shall execute and deliver an escrow agreement in customary form acceptable to the escrow agent, which shall govern such escrow deposit, it being understood and agreed that the Escrow Agent and an escrow agreement substantially in the form of the Escrow Agreement are acceptable to Buyer and Sellers for this purpose.  In the event that there is a final judicial

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

determination of Loss and Expense in connection with the Unresolved Claim that is less than the amount of the Unresolved Claim, Buyer shall direct the escrow agent under such escrow agreement to pay to HyperFeed such difference together with interest thereon from the date the Unresolved Claim was made accruing at the “Prime Rate” or base rate on corporate loans at large U.S. money center commercial banks as published in The Wall Street Journal from time to time in effect during such accrual.  In no event shall such right be deemed to constitute a limitation on the liability of Sellers under the provisions of Article 11 of this Agreement, and in no event shall such escrowed funds be deemed an asset of Sellers or of any successor to Sellers unless and until the unresolved claim is resolved by final judgment or by agreement between the Parties.

Section 11.4.                             Notice of Claims.  If an indemnified party believes that it has suffered or incurred or is threatened with any Loss and Expense, it shall notify the indemnifying party promptly in writing within the applicable Indemnity Period specified in Section 11.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred.  If any litigation, arbitration or other proceeding is instituted by a third Person with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such legal action.  In no event shall the failure to notify the indemnifying party under this Section relieve the indemnifying party of its obligations under this Article, except to the extent such failure to notify prejudices such indemnifying party (including, without limitation, its ability to defend against such claim).

Section 11.5.                             Defense of Third Person Claims.  The indemnifying party shall have the right to conduct and control, through counsel of its own choosing, reasonably acceptable to the indemnified party, any third Person legal action or other claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if the indemnifying party shall fail to defend any such legal action or other claim, then the indemnified party may defend, through counsel of its own choosing, such legal action or other claim, and (so long as it gives the indemnifying party at least fifteen (15) days’ notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such legal action or other claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense.  The indemnifying party shall not compromise or settle any such legal action or other claim without the prior written consent of the indemnified party, which consent shall not unreasonably be withheld, delayed or conditioned if the terms and conditions of such compromise or settlement proposed by the indemnifying party and agreed to in writing by the claimant in such legal action or other claim (the “Settlement Proposal”) (a) include a full release of the indemnified party from the legal action or other claim which is the subject of the Settlement Proposal, and (b) if the indemnified party is a Buyer Indemnified Party, do not include any term or condition which would restrict in any material manner the continued ownership or operations of the Subject Contracts or the conduct of the Business in substantially the manner then being owned, operated and conducted by Buyer (or any successor or assign).  No matter whether an indemnifying party defends or prosecutes any third Person legal action or claim, the indemnified and indemnifying parties shall cooperate in the defense or prosecution thereof.  Such cooperation shall include access during normal business hours afforded to the indemnifying party to, and reasonable retention by the indemnified party of, records and information which are reasonably relevant to

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

such third Person legal action or claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying party shall reimburse the indemnified party for all its reasonable out-of-pocket expenses in connection therewith.

Section 11.6.                             Exclusive Remedy.  Buyer and Sellers hereby acknowledge and agree that, except as expressly provided in Article 11 of this Agreement and except with respect to fraud or intentional and willful breach or misrepresentation, the indemnification provisions in this Article 11 shall be the exclusive remedy of Buyer and Sellers for any Loss and Expense sought to be recovered hereunder.

ARTICLE 12.
MISCELLANEOUS PROVISIONS

Section 12.1.                             Expenses.  Except as otherwise provided herein, each of the parties shall pay all costs and expenses incurred or to be incurred by it in the negotiation and preparation of this Agreement and in closing and carrying out the Transactions.  Sellers shall be responsible for all sales, transfer and similar Taxes and costs, fees and expenses associated with state, city, county, municipal and other regulatory filings, licenses and notices required in connection with this Agreement or the Closing.

Section 12.2.                             Headings.  The subject headings of the sections and subsections of this Agreement are included only for purposes of convenience, and shall not affect the construction or interpretation of any of its provisions.

Section 12.3.                             Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures on this Agreement delivered by fax or telecopier shall be considered original signatures for purposes of effectiveness of this Agreement.

Section 12.4.                             Rights of Parties.  Except as provided in Section 9.2(c) and Article 11, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Person to any Party to this Agreement, nor shall any provision give any third Persons any right of subrogation or action against any Party to this Agreement.

Section 12.5.                             Assignment.  Except as provided in the following paragraph, the rights and obligations of the parties to this Agreement or any interest in this Agreement shall not be assigned, transferred, hypothecated, pledged or otherwise disposed of without the prior written consent of the nonassigning Party which consent may be withheld in such Party’s sole discretion.

Buyer shall have the right to assign to a subsidiary or Affiliate of Buyer or to any Person with whom Buyer merges, consolidates or sells all or substantially all of its assets its rights and obligations under this Agreement; provided that such assignment shall not release Buyer from its obligations hereunder, and Buyer shall remain fully liable for all of Buyer’s obligations

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

hereunder, including without limitation the payment of the entire Purchase Price (including indemnification obligations).

Section 12.6.                             Compliance with Bulk Sales Law.  Buyer and Sellers hereby waive compliance by Sellers with the bulk sales law, if any, and any other similar laws in any applicable jurisdiction in respect of the Transactions.

Section 12.7.                             Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered by telecopier (with notice of receipt provided that a copy is delivered to the recipient by overnight private carrier), or if served personally on the Party to whom notice is to be given; or if delivered by overnight private carrier, on the date of delivery; or on the third day after mailing if mailed to the Party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed as following:

To HyperFeed:

HyperFeed Technologies, Inc.

300 South Wacker Drive

Chicago, IL  60606

Attention: Paul Pluschkell, President

Telecopier: (312) 922-9154

To HYPRWare:

HYPRWare, Inc.

c/o HyperFeed Technologies, Inc.

300 South Wacker Drive

Chicago, IL 60606

Attention: Paul Pluschkell, President

Telecopier:

With copies (which shall not constitute notice but which is nonetheless required for notice) to:

Jenner & Block, LLC

One IBM Plaza

Chicago, IL 60611-7603

Attention:  David A. Bronner, Esq.

Telecopier:  (312) 923-2741

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

To Buyer:

Interactive Data Corporation

22 Crosby Drive

Bedford, Massachusetts 01730

Attention:  Steven Crane, Chief Financial Officer and

   Andrea H. Loew, Vice President and General Counsel

Telecopier:  (781) 687-8005

and

ComStock, Inc.

600 Mamaroneck Avenue

Harrison, NY  10528-1624

Attention:  Dan Connell

Telecopier:  (914) 899-1027

With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

Attention:  William J. Curry, Esq.

Telecopier:  (617) 338-2880

Any Party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

Section 12.8.                             Applicable Law; Jurisdiction and Remedies.  This Agreement shall take effect as a sealed instrument, and is governed by and shall be construed and enforced in accordance with the internal laws of the State of New York (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction), except that matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement shall be governed by the jurisdiction under which such entity derives its powers.  The Parties hereto expressly consent and agree that any dispute, controversy, legal action or other proceeding that arises under, results from, concerns or relates to this Agreement may be brought in the federal and state courts in and of the State of New York or the State of Illinois and acknowledge that they will accept service of process by registered or certified mail or the equivalent directed to their last known address as determined by the other Party in accordance with this Agreement or by whatever other means are permitted by such courts.  The parties hereto hereby acknowledge that said courts have jurisdiction over any such dispute or controversy, and that they hereby waive any objection to personal jurisdiction or venue in these courts or that such courts are an inconvenient forum.  All remedies at law, in equity, by statute or otherwise shall be cumulative and may be enforced concurrently or from time to time and, subject to the express terms of this Agreement, the election of any remedy or remedies shall not constitute a waiver of the right to pursue any other available remedies.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 12.9.                             Additional Instruments and Assistance.  Each Party hereto shall at any time, and from time to time after the Closing Date, upon reasonable request of the other Party or its counsel, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to carry out the intent of this Agreement, at the expense of the requesting Party, unless the requesting Party is entitled to indemnification with respect to such matter.

Section 12.10.                         Severability.  If any provision of this Agreement is held or deemed to be invalid or unenforceable to any extent when applied to any Person or circumstance, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement; the remaining provisions hereof and the enforcement of such provision with respect to other Persons or circumstances, or to another extent, shall not be affected thereby and each provision hereof shall be enforced to the fullest extent allowed by law.  Moreover, the invalid or inoperative provision shall be reformed and construed so that it shall be valid and enforceable to the maximum extent permitted.

Section 12.11.                       Pronouns and Terms.  In this Agreement, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

Section 12.12.                       Entire Agreement, Amendments and Waivers.  This Agreement, together with all Exhibits and Schedules hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no representations, warranties or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.13.                       Interpretation; Absence of Presumption.

(a)  For the purposes hereof, (i) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement unless otherwise specified, (ii) the word “including” and words of similar import when used in this Agreement mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iii) the word “or” shall not be exclusive, (iv) provisions shall apply, when appropriate, to successive events and transactions and (v) all references to any period of days shall, unless otherwise stated, be deemed to be to the relevant number of calendar days.

(b)  The language in this Agreement will be deemed the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any Party.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

[Signatures appear on following page.]

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the date first above written.

INTERACTIVE DATA CORPORATION		HYPERFEED TECHNOLOGIES, INC.

By:	/s/ Steven G. Crane	By:	/s/ Paul Pluschkell
	Name: Steven G. Crane		Name: Paul Pluschkell
	Title: President		Title: President

HYPRWARE, INC.

		By:	/s/ Paul Pluschkell
Name: Paul Pluschkell
Title: President

[Signature page to Asset Purchase Agreement]

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

EXHIBITS:

A	Form of Escrow Agreement
B	Form of Assignment and Assumption Agreement
C	Form of Transition Services Agreement
D	Form of License Agreement
E	Form of Software Escrow Agreement
F	Form of Hosting Agreement

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT A

Confidential Treatment Requested by HyperFeed Technologies, Inc.

FORM OF ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is dated as of the      day of October, 2003, by and among Interactive Data Corporation, a Delaware corporation (the “Buyer”), HyperFeed Technologies, Inc., a Delaware corporation (“HyperFeed”) and HYPRWare, Inc., a Delaware corporation (“HyprWare” and together with HyperFeed, the “Sellers”), and U.S. Bank National Association, a national banking association (the “Escrow Agent”), as escrow agent.  The Buyer and Sellers are sometimes referred to herein, collectively, as the “Interested Parties.”

WHEREAS, the Buyer and Sellers have entered into an Asset Purchase and Sale Agreement dated October 28, 2003 (the “Asset Purchase Agreement”) pursuant to which certain amounts have been withheld and are to be placed in escrow pursuant to Section 2.2(b)(iv) thereof and Section 3.9 of the Transition Services Agreement (as defined below); and

WHEREAS, the Buyer and Sellers have entered into a Transition Services Agreement dated October 31, 2003 (the “Transition Services Agreement”) pursuant to which certain amounts have been withheld and are to be placed in escrow pursuant to Section 2.2(b)(iv) of the Asset Purchase Agreement as a source of the payments that may arise pursuant to Section 3.9 of the Transition Services Agreement; and

WHEREAS, the Interested Parties wish to engage the Escrow Agent to act, and the Escrow Agent is willing to act, as escrow agent hereunder and, in that capacity, to hold, administer and distribute the amounts deposited in escrow hereunder in accordance with, and subject to, the terms of this Agreement;

NOW THEREFORE, for valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

Section1.                                             Deposit of Escrow Funds or Property.

On October 31, 2003 the Buyer shall deposit with the Escrow Agent in immediately available funds the amount of Three Hundred Seventy-Five Thousand Dollars ($375,000), (the “Escrow Deposit”, and together with any investment income or proceeds received by the Escrow Agent from the investment thereof from time to time pursuant to Section 3 below, collectively, the “Escrow Property”), and the Escrow Agent agrees to hold the Escrow Property in an account established with the Escrow Agent (the “Escrow Account”), and to administer the Escrow Property in accordance with the terms of this Agreement.

Section 2.                                          Claims and Payment; Release from Escrow.

(a)  Purpose.  The Escrow Property shall be held and released by the Escrow Agent in accordance with the provisions of this Agreement.  The Escrow Agent agrees to hold, disburse and invest the Escrow Property solely in accordance with the terms and conditions of this Agreement and for the uses and purposes stated herein.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(b)  Disbursement.

(1)                                  If at any time after the execution of this Agreement and prior to the termination of this Agreement, the Escrow Agent receives written instructions in accordance with the terms of Section 2(c) hereof from Buyer to make a payment to Buyer, then the Escrow Agent shall make payments out of the Escrow Deposit to Buyer by transferring cash to Buyer in accordance with such instructions and with Section 2(c), unless the Escrow Deposit shall be insufficient to comply with such instructions, in which case the Escrow Agent shall pay the entire Escrow Deposit to Buyer and shall advise Buyer and Sellers in writing of the amount of such payment.

(2)                                  If at any time after the execution of this Agreement and prior to the termination of this Agreement, the Escrow Agent receives written instructions in accordance with the terms of Section 2(d) hereof from Sellers to make a payment to Sellers, then the Escrow Agent shall make payments out of the Escrow Property to Sellers by transferring cash to Sellers in accordance with such instructions and with Section 2(d), unless the Escrow Property shall be insufficient to comply with such instructions, in which case the Escrow Agent shall pay the entire Escrow Property to Sellers and shall advise Buyer and Sellers in writing of the amount of such payment.

(3)                                  The Escrow Agent may make any payments out of the Escrow Deposit and the Escrow Property that may at the time be permitted to be made under the provisions of Sections 2(c) and 2(d) below, respectively, and shall make all such payments to the extent available that are jointly requested in writing by Buyer and Sellers.

(c)  Buyer Notice of Request; Buyer Dispute Notice.  If at any time during the term of this Agreement, Buyer reasonably believes that it is entitled to any portion of the Escrow Deposit, then Buyer shall furnish to the Escrow Agent (with a simultaneous copy to Sellers), a notice (the “Buyer Notice of Request”) setting forth the amount to which Buyer reasonably believes it is entitled and the reasons for such belief.  If the Escrow Agent does not receive, within fifteen (15) Business Days (as hereinafter defined) after delivery of the Buyer Notice of Request, a notice from the Sellers (the “Buyer Dispute Notice”) with a simultaneous copy to Buyer that a dispute (the “Buyer Dispute”) exists relating to Buyer’s right to that portion of the Escrow Deposit claimed in the Buyer Notice of Request, the Escrow Agent shall, promptly after such fifteen (15) Business Day period, pay the portion of the Escrow Deposit claimed in the Buyer Notice of Request to Buyer.

In the event the Escrow Agent receives a Buyer Dispute Notice to the effect that a Buyer Dispute exists, the Escrow Agent shall retain custody of that portion of the Escrow Deposit which relates to the Unresolved Claim (as hereinafter defined) until the first to occur of the following events:

(a)  Receipt by the Escrow Agent of a notice (“Buyer Settlement Notice”) signed by Buyer and the Sellers that the Buyer Dispute has been resolved, said notice to contain instructions to the Escrow Agent regarding delivery of that

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

portion of the Escrow Deposit which relates to the Unresolved Claim to the extent available; or

(b)  Receipt by the Escrow Agent of a decision of an arbitrator or arbitration panel or a final order of a court of competent jurisdiction resolving such claim, from which no appeal is or can be taken (as identified to the Escrow Agent, the “Buyer Award”) resolving the Buyer Dispute and directing the disposition of that portion of the Escrow Deposit;

after which the Escrow Agent shall promptly pay that portion of the Escrow Deposit which relates to the Unresolved Claim to the extent available and in accordance with the Buyer Settlement Notice or the Buyer Award.

(d)  Sellers Notice of Request; Sellers Dispute Notice.  If at any time during the term of this Agreement, Sellers reasonably believe that they are entitled to any portion of the Escrow Property, then Sellers shall furnish to the Escrow Agent (with a simultaneous copy to Buyer), a notice (the “Sellers Notice of Request”) setting forth the amount to which Sellers reasonably believe they are entitled and the reasons for such belief.  If the Escrow Agent does not receive, within fifteen (15) Business Days after delivery of the Sellers Notice of Request, a notice from the Buyer (the “Sellers Dispute Notice”) with a simultaneous copy to Sellers that a dispute (the “Sellers Dispute”) exists relating to Sellers’ right to that portion of the Escrow Property claimed in the Sellers Notice of Request, the Escrow Agent shall, promptly after such fifteen (15) Business Day period, pay the portion of the Escrow Property claimed in the Sellers Notice of Request to Sellers (to the extent available).

In the event the Escrow Agent receives a Sellers Dispute Notice to the effect that a Sellers Dispute exists, the Escrow Agent shall retain custody of that portion of the Escrow Property which relates to the Unresolved Claim until the first to occur of the following events:

(a)  Receipt by the Escrow Agent of a notice (“Sellers Settlement Notice”) signed by Buyer and the Sellers that the Dispute has been resolved, said notice to contain instructions to the Escrow Agent regarding delivery of that portion of the Escrow Property which relates to the Unresolved Claim; or

(b)  Receipt by the Escrow Agent of a decision of an arbitrator or arbitration panel or a final order of a court of competent jurisdiction resolving such claim, from which no appeal is or can be taken (as identified to the Escrow Agent, the “Sellers Award”) resolving the Dispute and directing the disposition of that portion of the Escrow Property;

after which the Escrow Agent shall promptly pay that portion of the Escrow Property which relates to the Unresolved Claim (to the extent available) in accordance with the Sellers Settlement Notice or the Sellers Award.

(e)  Business Day.  The term “Business Day” shall mean any day that the Escrow Agent is open for business at its offices in Boston, Massachusetts.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(f)  Unresolved Claim.  The term “Unresolved Claim” shall mean any claim or request made against the Escrow Property in accordance with Section 3.9 of the Transition Services Agreement (in each case as identified in writing to the Escrow Agent) and Sections 2(c) and 2(d) hereof, until such time as such claim or request has been paid in full or otherwise fully settled, compromised or adjusted by Buyer, the Escrow Agent or Sellers or by a final order of a court of competent jurisdiction resolving such claim, from which no appeal is or can be taken.

Section 3.                                          Investment of Funds.

(a)  If the Escrow Agent shall have received specific written investment instruction from Sellers (which shall include instruction as to term to maturity, if applicable), on a timely basis, the Escrow Agent shall invest the Escrow Property in Eligible Investments, pursuant to and as directed in such instruction.  “Eligible Investments” shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker’s acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; (iii) repurchase obligations for underlying securities of the type described in clause (i); (iv) investment in the Escrow Agent’s “MMIS Business Insured Savings” fund.  If otherwise qualified, obligations of the Escrow Agent or any of its affiliates shall qualify as Eligible Investments.

(b)  Absent its timely receipt of such specific written investment instruction from the Sellers, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Escrow Property; provided, however, that in the event the Escrow Agent shall not have received such written investment instruction, the Escrow Agent shall be authorized to invest any of the Escrow Property in the Escrow Agent’s “MMIS Business Insured Savings” fund until such investment instruction is received.  All earnings received from the investment of the Escrow Property shall be credited to, and shall become a part of, the Escrow (and any losses on such investments shall be debited to the Escrow Account).  The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c)  The Interested Parties agree that, for tax reporting purposes, all interest and other income earned from the investment of the Escrow Property in any tax year shall, (i) to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity and, (ii) otherwise, be reported as allocated to HyperFeed.

(d)  The Interested Parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement.  The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Property.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 4.                                          Concerning the Escrow Agent.

(a)  Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation the Asset Purchase Agreement and Transition Services Agreement), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

(b)  The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s gross negligence or willful misconduct in breach of the terms of this Agreement.  In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)  The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent’s own gross negligence or willful misconduct in breach of this Agreement.

(d)  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

(e)  Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any Escrow Property (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

(f)  Unless and except to the extent otherwise expressly set forth herein, all deposits and payments hereunder, or pursuant to the terms hereof (including without limitation all payments to the Escrow Agent pursuant to Section 5), shall be in U.S. dollars.

Section 5.                                          Compensation, Expense Reimbursement and Indemnification.

(a)  Each of the Interested Parties agrees, jointly and severally (i) to pay or reimburse the Escrow Agent for its reasonable and documented attorney’s fees and expenses incurred in connection with the preparation of this Agreement and (ii) to pay the Escrow Agent’s compensation for its normal services hereunder in accordance with the fee schedule attached hereto as Exhibit A and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

(b)  Each of the Interested Parties agrees, jointly and severally, to reimburse the Escrow Agent on demand for all reasonable costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for normal services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

(c)  Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent’s gross negligence, or willful misconduct.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

(d)  Notwithstanding anything herein to the contrary, the Escrow Agent shall have and is hereby granted a possessory lien on and security interest in the Escrow Property, and all proceeds thereof, to secure payment of all amounts owing to it from time to time hereunder, whether now existing or hereafter arising.  The Escrow Agent shall have the right to deduct from the Escrow Property, and proceeds thereof, any such sums, upon one Business Day’s notice to the Interested Parties of its intent to do so.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Section 6.                                          Tax Indemnification.

Each of the Interested Parties agrees, jointly and severally, (i) to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to any payment or distribution of the Escrow Property or performance of other activities under this Agreement, (ii) to instruct the Escrow Agent in writing with respect to the Escrow Agent’s responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement, and (iii) to indemnify and hold the Escrow Agent harmless from any liability or obligation on account of taxes, assessments, additions for late payment, interest, penalties, expenses and other governmental charges that may be assessed or asserted against the Escrow Agent in connection with, on account of or relating to the Escrow Property, the management established hereby, any payment or distribution of or from the Escrow Property pursuant to the terms hereof or other activities performed under the terms of this Agreement, including without limitation any liability for the withholding or deduction of (or the failure to withhold or deduct) the same, and any liability for failure to obtain proper certifications or to report properly to governmental authorities in connection with this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties.  The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

Section 7.                                          Resignation.

The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days’ prior written notice of resignation to the Interested Parties.  Prior to the effective date of the resignation as specified in such notice, the Buyer will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Property to a bank or trust company that it selects as successor to the Escrow Agent hereunder, subject to the consent of the Sellers (which consent shall not be unreasonably withheld or delayed).  If, however, the Buyer shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, the Sellers shall be entitled to name such successor escrow agent.  If no successor escrow agent is named by the Interested Parties, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent.

Section 8.                                          Dispute Resolution.

It is understood and agreed that, should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Escrow Property, or should any claim be made upon the Escrow Agent or the Escrow Property by a third party, the Escrow Agent upon receipt of notice of such dispute or claim is authorized and shall be entitled (at its sole option and election) to retain in its possession without liability to anyone, all or any of said Escrow Property until such dispute shall have been settled either by the mutual written agreement of the parties involved or by a final order, decree or judgment of a court in the United States of America, the time for perfection of an appeal of such order, decree or judgment having expired.  The Escrow

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Property.

Section 9.                                          Consent to Jurisdiction and Service.

Each of the Interested Parties hereby absolutely and irrevocably consents and submits to the jurisdiction of the courts in the Commonwealth of Massachusetts and of any Federal court located in said Commonwealth in connection with any actions or proceedings brought against the Interested Parties (or any of them) by the Escrow Agent arising out of or relating to this Escrow Agreement.  In any such action or proceeding, the Interested Parties each hereby absolutely and irrevocably (i) waives any objection to jurisdiction or venue, (ii) waives personal service of any summons, complaint, declaration or other process, and (iii) agrees that the service thereof may be made by certified or registered first-class mail directed to such party, as the case may be, at their respective addresses in accordance with Section 12 hereof.

Section 10.                                   Waiver of Jury Trial.

THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

Section 11.                                   Force Majeure.

The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control.  Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, terrorist attacks, earthquakes or other disasters.

Section 12.                                   Notices; Wiring Instructions.

(a)  Notice Addresses.  Any notice permitted or required hereunder shall be in writing, and shall be sent (i) by personal delivery, overnight delivery by a recognized courier or delivery service, or (ii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iii) by confirmed telecopy accompanied by mailing of the original on the same day by first class mail, postage prepaid, in each case the parties at their address set forth below (or to such other address as any such party may hereafter designate by written notice to the other parties).

If to Buyer:
Interactive Data Corporation
22 Crosby Drive
Bedford, MA 01730
Attention: Steven Crane, Chief Financial Officer
and Andrea H. Loew, Vice President and General Counsel
Telecopier: (781) 687-8005
Telephone: (781) 687-8083

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

With copies (which shall not constitute notice but which is nonetheless required for notice) to:
Sullivan & Worcester LLP
One Post Office Square
Boston, MA 02109
Attention: William J. Curry, Esq.
Telecopier: (617) 338-2880
Telephone: (617) 338-2976

If to Sellers:
HyperFeed Technologies, Inc.
300 South Wacker Drive
Chicago, IL 60606
Attention: Paul Pluschkell, President
Telecopier: (312) 922-9154
Telephone: (312) 913-9295

With copies (which shall not constitute notice but which is nonetheless required for notice) to:
Jenner & Block, LLC
One IBM Plaza
Chicago, IL 60611-7603
Attention: David A. Bronner, Esq.
Telecopier: (312) 923-2741
Telephone: (312) 923-2641

If to Escrow Agent:

•	by first class mail, to:

U.S. Bank National Association Corporate Trust Services
P.O. Box 778
Boston, Massachusetts 02102-0778
Attention: Interactive Data Corp/HyperFeed Tech Inc./ HYPERWARE, Inc. Escrow Agreement

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

•	if by fax addressed as above and sent to the following telecopy number:

Fax: 617-603-6683

•	if by hand, certified or registered mail or overnight courier or delivery, to:

U.S. Bank National Association Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts 02111
Attention: Interactive Data Corp./HyperFeed Tech Inc/HYPERWARE, Inc. Escrow Agreement

(b)  Wiring Instructions.  Any funds to be paid to or by the Escrow Agent hereunder shall be sent by wire transfer pursuant to the following instructions (or by such method of payment and pursuant to such instruction as may have been given in advance and in writing to or by the Escrow Agent, as the case may be, in accordance with Section 12(a) above):

If to Buyer:

Bank:	Bank Of America 231 S. LaSalle Street Chicago, IL 60604
ABA #: Interactive Data Corporation ABA# 071000039
Acct. #: 8765961185

If to Sellers:

Bank: Lakeside Bank, Chicago, IL
ABA #: 071001504
Acct. #: 160145900
Attn:
Ref: HyperFeed Technologies

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

If to the Escrow Agent:

Bank: U.S. Bank National Association
ABA: 091000022
A/C: 173103321092
BNF: U.S. Bank Trust N.A.
OBI: Corporate Trust
Ref: Interactive Data Corp/HyperFeed Tech Inc/HYPERWARE, Inc. Escrow Agreement SEI# 743792000
Attn: Scott Cataquet

Section 13.                                   Miscellaneous.

(a)  Binding Effect; Successors.  This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.  If the Escrow Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Escrow Agent.

(b)  Modifications.  This Agreement may not be altered or modified without the express written consent of the parties hereto.  No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified.  A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.  Notwithstanding any other provision hereof, consent to an alteration or modification of this Agreement may not be signed by means of an e-mail address.

(c)  Governing Law.  THIS ESCROW AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

(d)  Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

(e)  Counterparts and Facsimile Execution.  This Escrow Agreement may be executed in several counterparts, each of which shall be deemed to be one and the same instrument.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

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Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf as of the      day of October, 2003.

INTERACTIVE DATA CORPORATION

By:
Title:
Name:

HYPERFEED TECHNOLOGIES, INC.

By:
Title:
Name:

HYPRWARE, INC.

By:
Title:
Name:

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent, and not in its individual capacity,

By:
Title:
Name:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT B

Confidential Treatment Requested by HyperFeed Technologies, Inc.

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Agreement”), dated as of October    , 2003, by and between, Comstock, Inc., a New York corporation (“Comstock”), HyperFeed Technologies, Inc., a Delaware corporation (“HyperFeed”) and HYPRWare, Inc., a Delaware corporation (together with HyperFeed, “Sellers”).  All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement (as defined below).

WHEREAS, Interactive Data Corporation, a Delaware corporation (“Buyer”) and Sellers have entered into an Asset Purchase Agreement, dated as of October 28, 2003 (the “Asset Purchase Agreement”);

WHEREAS, pursuant to the Asset Purchase Agreement, (i) Sellers have agreed to sell to Buyer the Subject Contracts; and (ii) Buyer has agreed to assume the Assumed Liabilities in their entirety from Sellers;

WHEREAS, pursuant to Section 12.5 of the Asset Purchase Agreement, Buyer has elected to assign to Comstock its rights and obligations under the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.               Assignment and Bill of Sale.  Sellers hereby grant, bargain, sell, assign, transfer, set over and convey unto Comstock all of their respective right, title and interest in and to the Subject Contracts to have and to hold the same unto Comstock, its successors, assigns, and designees to its and their own use and behoof forever, and Sellers hereby constitute and appoint Comstock and its designee Sellers’ true and lawful attorney and attorneys, with full power of substitution, in Sellers’ name and stead, on behalf and for the benefit of Comstock (or its designees), to demand and receive any and all of such Subject Contracts sold, transferred, assigned, set over and conveyed hereby, and to give receipts and releases for and in respect of the same, and any party thereof, from time to time to institute and prosecute in Sellers’ name, or otherwise, for the benefit of Comstock and its designees, but at the cost and expense of Comstock (or its designees), any and all proceedings at law, in equity or otherwise, which Comstock may deem proper for the collection or reduction to possession of any of such Subject Contracts, and to do all acts and things relating to such Subject Contracts which Comstock (or its designees) shall deem desirable, Sellers hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Sellers or by their dissolution or in any manner or for any reason whatsoever.

2.               Assumption.  Comstock hereby assumes and agrees to pay, perform, satisfy and discharge when due in accordance with their terms the Assumed Liabilities.

3.               No Representations and Warranties.  Sellers are making no representations or warranties hereby with respect to the Subject Contracts or the Assumed Liabilities.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

4.               Amendments.  This instrument may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the party to be charged therewith.

5.               Assignment.  This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party hereto will assign such rights or delegate its obligations under this instrument, except to the extent such party may assign its rights and delegate its obligations as permitted under Section 12.5 of the Asset Purchase Agreement.

6.               Counterparts.  This instrument may be executed in one or more counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

7.               Conflicts.  The agreements, covenants and terms contained herein are subject to the terms and provisions of, and the rights and obligations of the parties under, the Asset Purchase Agreement.  In the event of a conflict between this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall govern, supersede and prevail.

8.               Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without reference to the choice of law principles thereof.

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Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMSTOCK, INC.

By:
Name:
Title:

HYPERFEED TECHNOLOGIES, INC.

By:
Name:
Title:

HYPRWARE, INC.

By:
Name:
Title:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT C

Confidential Treatment Requested by HyperFeed Technologies, Inc.

FORM OF TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of October   , 2003, by and between Hyperfeed Technologies, Inc. (“HYPERFEED”), a Delaware corporation, having a principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606 and Interactive Data Corporation (“IDCO”), a Delaware corporation, having a principal place of business at 32 Crosby Drive, Bedford, Massachusetts 01730.  Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in that certain Asset Purchase and Sale Agreement , dated October 28, 2003, between HYPERFEED, HYPRWare, Inc, a Delaware corporation, and IDCO (the “Purchase Agreement”).

WHEREAS, HYPERFEED and IDCO are parties to the Purchase Agreement pursuant to which HYPERFEED has agreed to sell, and IDCO has agreed to purchase, the Subject Assets;

WHEREAS, IDCO desires to engage HYPERFEED to provide certain services to IDCO and HYPERFEED desires to provide such services to IDCO for a limited period of time beginning on the date hereof, on the terms and conditions provided herein, in order to assist IDCO in continuing to provide services to those customers IDCO acquires as part of the Subject Contracts,

WHEREAS, HYPERFEED is developing a front end processor or FEP (as such term is further defined in Exhibit B to this Agreement, which is critical in order to enable the continued distribution of services to customers pursuant to this Agreement, using input data supplied by IDCO and to transitioning such services to IDCO; and

WHEREAS, HYPERFEED recognizes and agrees that time is of the essence in the performance of its obligations hereunder and that if HYPERFEED meets its performance obligations on schedule, ComStock will pay to HYPERFEED certain performance bonuses in the total amount of $625,000, as described below in Sections 3.9 and 3.10;

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HYPERFEED and IDCO hereby agree as follows:

1.                                       Term.  Except as otherwise expressly set forth herein, each of the parties’ respective duties, obligations, rights, and remedies under this Agreement shall commence on the Closing Date and shall terminate twelve (12) months from the Closing Date, unless earlier terminated or extended in accordance with this Agreement (as so terminated or extended, the “Term”).  HYPERFEED shall provide each Service (as defined in Section 2 below) only until IDCO is able to perform the relevant Service without support from HYPERFEED, as reasonably determined by IDCO, notwithstanding that the Term may not have yet expired.  Subject to the provisions of Section 12.5, IDCO acknowledges and agrees that HYPERFEED has no obligation to provide any Service after the end of the Term.

2.                                       Transition Services; Scope of Use; Standard of Performance.

2.1                                 Subject to and in accordance with the terms of this Agreement, HYPERFEED will provide for the benefit of IDCO, the services set forth in Exhibit A (each a “Service” and, collectively, the “Services”).  IDCO shall use the Services solely in connection with its efforts to perform the Assumed Liabilities.  HYPERFEED shall perform the Services substantially in the same manner as it performed such Services immediately prior to the Closing Date and in accordance with this Agreement.  In the event that services in

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

addition to the Services already provided by HYPERFEED hereunder are required in order for IDCO to perform the Assumed Liabilities, HYPERFEED shall, to the extent commercially reasonable to do so, provide such additional services on terms mutually agreed upon by the parties and set forth in an amendment to this Agreement; provided that Exhibit D is adjusted in accordance with Section 3.2 hereof.  Upon the execution of such amendment, the additional services shall be set forth on Exhibit B hereto and deemed to be “Services” for all purposes of this Agreement unless otherwise stated in the relevant amendment to this Agreement.  Without limiting any of the foregoing, the provisions of the License Agreement relating to maintenance and support services to be provided to IDCO by HYPERFEED thereunder shall apply during the Term of this Agreement, provided, however that there shall be no additional charge for such services under this Agreement.

2.1.1                        HYPERFEED shall use its best efforts to obtain or maintain in force any existing agreements with data vendors and/or any other third party supplier that are required in order to provide the Services, provided, however, that such efforts shall not include the payment of any additional Costs (as defined below) that are not reflected in Exhibit D in accordance with Section 3.2 hereof.  If, in the reasonable judgment of either HYPERFEED or IDCO, it becomes necessary for HYPERFEED to enter into a new agreement with a data vendor or other third party supplier, or amend, extend or otherwise modify an existing agreement with such parties, in order to continue providing Services in accordance with the terms of this Agreement, HYPERFEED and IDCO shall agree on the terms and conditions of any such new agreement or amendment, extension or modification of an existing agreement and Exhibit D shall be adjusted in accordance with Section 3.2 hereof.  Notwithstanding anything else herein to the contrary, if HYPERFEED and IDCO agree to enter into a new agreement or an amendment,  extension or modification of an existing agreement, and the term of such agreement extends beyond the Term, Exhibit D shall be modified to reflect IDCO’s responsibility for payment of all costs, fees and expenses incurred in connection with such Agreement following the expiration of the Term.

2.1.2                        IDCO shall provide HYPERFEED developer support and data quality support in connection with HYPERFEED’s development and delivery of the FEP.

2.2                                 HYPERFEED shall make available those HYPERFEED employees and contractors (the “HYPERFEED Transition Team”) that are specifically identified on Exhibit A as of the date hereof and throughout the duration of the Term to perform the Services (the “HYPERFEED Transition Team”).  HYPERFEED represents and warrants that the composition of the HYPERFEED Transition Team in terms of number and expertise is sufficient to provide the Services [excluding the Services related to development of the FEP, as defined in Exhibit A, and on-going maintenance and support of the Software, as defined in the License Agreement, which may require other personnel to be provided by HYPERFEED hereunder] as such Services are contemplated on the date of this Agreement.  In addition, HYPERFEED shall provide any and all personnel required for the development of the FEP, as defined in Exhibit A, and for on-going maintenance and support of the Software.  The HYPERFEED Transition Team will dedicate 100% of their working time to providing the Services.  The HYPERFEED Transition Team, together with any replacements thereto, shall be provided training by HYPERFEED that is consistent with past practices for employees of HYPERFEED in similar functions and have continued access to all tools required to perform their functions.  HYPERFEED and IDCO shall use commercially reasonable efforts, during the period beginning on the date

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hereof and ending on the date not more than fifteen (15) days after the date hereof, to develop a detailed plan (the “Transition Plan”) for the transition of Services from HYPERFEED to IDCO, which Transition Plan shall be attached hereto and incorporated herein.  If the parties have not developed the Transition Plan within such period, the parties shall endeavor to complete the Transition Plan as soon as possible and the management of such process shall be directed by the following representatives of each party: with respect to IDCO, David Brukman, Chief Technology Officer and Paul Zinone, Vice President, or their equivalents and, with respect to HYPERFEED, Paul Pluschkell, President and Frank Guerrera, Chief Operating Officer, or their equivalents.  HYPERFEED and IDCO shall use their commercially reasonable efforts to implement such Transition Plan during the Term.  In the event of a conflict between the Transition Plan and this Agreement, this Agreement shall control unless the Transition Plan expressly states that it is intended to modify the terms of this Agreement.  Throughout the duration of the Term, IDCO shall have reasonable access to Paul Pluschkell of HYPERFEED.

2.2.1                        HYPERFEED shall use commercially reasonable efforts to retain the HYPERFEED Transition Team during the Term.  In the event that any member of the HYPERFEED Transition Team is found to be unacceptable to IDCO for any reasonable cause, IDCO shall have the right to notify HYPERFEED of such fact and HYPERFEED shall immediately remove said individual from performing Services.  If a member of the HYPERFEED Transition Team resigns, removed from the Services or is terminated, or otherwise becomes unavailable for any reason, HYPERFEED will, to the extent necessary in consultation with IDCO, replace the individual with a qualified replacement, or reassign the responsibilities of such individual to another HYPERFEED Transition Team member, in each case in order to minimize any impact to the transition.  All recruitment, management, training, and/or consulting fees with respect to the HYPERFEED Transition Team and any replacement will be the responsibility of HYPERFEED.  Each employee listed on Exhibit A who remains employed with HYPERFEED during the Term (or who is terminated without cause during the Term except any employee found to be unacceptable by IDCO) shall be entitled to a bonus (the “Stay Bonus”), which shall be paid by HYPERFEED within one (1) month following the end of the Term, equal to six (6) weeks of such employee’s then existing base salary.  HYPERFEED shall notify such employees of its Stay Bonus obligation hereunder promptly following the date hereof.  IDCO shall be responsible for the Stay Bonuses, and shall remit its portion of the Stay Bonuses to HYPERFEED within fifteen (15) days following the end of the Term.

2.2.2                        IDCO agrees that during the Term and for a period of one (1) year from the termination date of this Agreement it will not solicit, or assist or encourage the solicitation of, any of the then employed employees of HYPERFEED, except members of the HYPERFEED Transition Team; provided, that the foregoing restriction shall not prohibit general solicitations of employment not specifically targeted at HYPERFEED’s employees and shall not apply to terminated employees of HYPERFEED.  If IDCO wishes to retain, either on a permanent or temporary basis, member(s) of the HYPERFEED Transition Team during the Term, it shall have the right to make an offer to the member(s) and there shall be no recruitment or other fees due to HYPERFEED.  If the offer is accepted, the individual(s) in question will be compensated directly by IDCO, and the associated expense, including salary, benefits, or management fees, will no longer be included in the fees payable pursuant to Section 3 below and the services performed by such individual(s) will no longer be deemed to be Services hereunder.  HYPERFEED

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will, subject to IDCO’s approval (which may not be unreasonably withhold) determine whether to replace such individual(s) in accordance with Section 2.2.1 above.  To the extent necessary,  the Fees paid by IDCO pursuant to Section 3 below shall be adjusted accordingly.

3.                                       Fees.

3.1                                 The fees (“Fees”) for the Services, which are intended to pass through the actual costs and expenses incurred by HYPERFEED (“Costs”) in providing the Services to IDCO, shall be composed of either HYPERFEED’s “Floating Costs” or “Fixed Costs,” and shall be as set forth, and identified as to type and category of cost, in Exhibit D, as may be modified from time to time in accordance with the terms of this Agreement.  For purposes of this Agreement, except as otherwise provided in Section 3.2 hereof, (a) Costs identified in Exhibit D as Floating Costs shall be subject to change as HYPERFEED’s actual Costs change and any such change will result in a change in the Fees payable by IDCO hereunder and (b) Costs identified in Exhibit D as Fixed Costs shall not change and any change in such Costs shall not result in a change in the Fees payable by IDCO hereunder.  IDCO shall be obligated to pay to HYPERFEED the Fees, which shall be payable in accordance with the terms and conditions of Section 3.4 hereof.

3.2                                 Notwithstanding anything else to the contrary in this Agreement, the parties hereto shall agree upon an appropriate adjustment to the Costs identified in Exhibit D, and Exhibit D shall be amended by the parties to reflect such adjustment in Costs, as a result of (a) a partial termination of Services in accordance with Section 12.4 hereof, (b) the amendment of Exhibit B hereto pursuant to Section 2.1 hereof, (c) any increases in Fixed Costs in excess of $5,000 per month or (d) any increases in Floating Costs that are within HYPERFEED’s control.  Notwithstanding anything else to the contrary in Section 3.1 or this Section 3.2, HYPERFEED may, without the approval of IDCO, amend Exhibit D to reflect any increases in Fixed Costs in an amount less than or equal to $5,000 per month or any increases in Floating Costs outside of its control.

3.3                                 Notwithstanding anything else to the contrary herein, the Fees shall be reduced as and when portions of the Services are terminated in accordance with Section 12.4 and Exhibit D shall be adjusted accordingly; provided, however, IDCO shall remain obligated for Fees associated with contracts identified on Exhibit E hereto, in each case, until the expiration of the contracts listed thereon.  When IDCO terminates Services pursuant to Section 12.4 or as otherwise permitted hereunder, it shall have no other liability for any termination or cancellation charges, recurring or minimum charges relating to telecommunication providers, data providers, or other service providers except as specifically set forth in Section 3.2, this Section 3.3. and Exhibit D.

3.4                                 If the parties cannot agree upon an appropriate adjustment to Exhibit D, or if IDCO disagrees with an adjustment to Exhibit D made by HYPERFEED, in each case, pursuant to Sections 3.2 and 3.3 above, the parties shall escalate the resolution of such issue(s) to the following representatives of each party: with respect to IDCO, Dan Connell, President, or his equivalent and, with respect to HYPERFEED, Paul Pluschkell, or his equivalent.

3.5                                 For each calendar month (each a “Billing Month”, HYPERFEED shall invoice (such invoice to be substantially in the form of Exhibit F hereto) IDCO at or immediately before the beginning of the Billing Month for estimated fees and expenses associated

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with Services anticipated to be provided during such month (the “Estimated Fees”), which shall be payable by IDCO no later than the end of such Billing Month.  Within 15 days of the end of the Billing Month, HYPERFEED shall deliver to IDCO an invoice of actual fees and expenses associated with Services actually rendered during such Billing Month (the “Actual Fees”).  If the Estimated Fees exceed the Actual Fees (without giving effect to the adjustments contemplated in clauses (a) and (y) of this Section), HYPERFEED shall either (a) apply the difference to the Estimated Fees for the next Billing Month or (b) remit such difference to IDCO within 15 days thereof if there is no additional Billing Month under this Agreement.  If the Actual Fees exceed the Estimated Fees (without giving effect to the adjustments contemplated in clauses (a) and (y) of this Section), HYPERFEED shall either (y) add such difference to the Estimated Fees for the next Billing Month or (z) invoice IDCO for such difference if there is no additional Billing Month under this Agreement, which shall be payable by IDCO within sixty (60) days thereof.

3.6                                 IDCO shall be responsible for and shall promptly pay all federal, state and local sales taxes arising from the provision of the Services and are attributable only to the Fees payable by IDCO hereunder.

3.7                                 Notwithstanding anything to the contrary in this Agreement, each party shall pay all costs and expenses required for data communication lines to access the other party’s systems and to receive data or other information from such other party.

3.8                                 In the event that IDCO does not Accept (as said term is defined in Exhibit A) the FEP by December 31, 2003, then IDCO shall be entitled to credits as hereinafter provided equal to $25,000 for each half month of delay in acceptance by IDCO beyond December 31, 2003.  In no event will IDCO be entitled to credits hereunder as a result of delays caused by the fault of IDCO.  Credits pursuant to this Section 3.8 will be applied against the performance bonus set forth in Section 3.9 hereof.  If the FEP is not Accepted by IDCO by January 31, 2004 and the delay is not the fault of IDCO, then the monthly Fees as set forth in Exhibit D shall be reduced by an amount equal to the lesser of $200,000 per month or the actual cost of data and communications necessary to perform the Services commencing with the Fees for February, 2004 and ending upon expiration of the Term.  Such reduction shall continue until the FEP is Accepted by IDCO.  Credits and reductions pursuant to this Section shall be prorated to account for partial time periods based on the actual date the FEP is Accepted by IDCO.

3.9                                 If IDCO is able to Accept the FEP on or before December 31, 2003, and HYPERFEED is otherwise in compliance, in all material respects, with the terms and conditions of this Agreement, then, in addition to the Fees set forth in Exhibit D, IDCO shall direct the Escrow Agent to pay HYPERFEED a performance bonus of $375,000 within thirty (30) days of the date of the acceptance of the FEP.

3.9.1                        If IDCO does not Accept the FEP by March 1, 2004 and the delay in acceptance is not the fault of IDCO, then, at IDCO’s option, upon three (3) business days prior written notice to HYPERFEED, IDCO will either (i) extend the period of time for HYPERFEED to deliver and/or correct the errors and deficiencies identified by IDCO as set forth in Exhibit A attached hereto, or (ii) directly or by use of a third party, assume the development of the FEP or make the necessary corrections, as the case may be, using the balance of the $375,000 that would have been payable to HYPERFEED as a performance bonus pursuant to this Section 3.9, to cover the costs incurred by IDCO in completing

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such work itself or through a third party; provided, however, notwithstanding IDCO’s notice, if HYPERFEED delivers the FEP and it is Accepted by IDCO in accordance with the terms of this Agreement on or before March 1, 2004, IDCO shall not be entitled to the rights set forth in clause (ii) above.  If IDCO elects to complete the work as provided in subsection 3.9.1(ii) of this Section, HYPERFEED will, at no additional charge to IDCO, provide all necessary cooperation and assistance to IDCO or any third party engaged by IDCO, including, without limitation, providing such parties with all work product relating to the FEP, including source code.  For the purpose of clarification, the Parties agree that if IDCO elects to extend the time for HYPERFEED’s delivery and/or correction of the FEP as provided in subsection (i) of this Section 3.9.1, IDCO will, regardless of such extension, be entitled to the credits and reductions set forth in Section 3.8, which shall continue to accrue until IDCO is able to Accept the FEP pursuant to Exhibit B hereto.  For the purpose of further clarification, if IDCO elects to extend the time for HYPERFEED’s delivery and/or correction of the FEP as provided in subsection (i) of this Section 3.9.1 and IDCO is able to Accept the FEP pursuant to Exhibit A hereto, then IDCO shall direct the Escrow Agent to pay the balance of the performance bonus of $375,000, if any, to HYPERFEED within thirty (30) days of the acceptance of the FEP.

3.10                           If HYPERFEED successfully completes performance of its transition services pursuant to this Agreement as scheduled and in accordance with the Transition Plan, and is otherwise in compliance in all material respects with the terms and conditions of this Agreement, then, in addition to the Fees set forth in Exhibit D and to the performance bonus of $375,000 that may be payable to HYPERFEED pursuant to Section 3.9.1 above, IDCO shall pay HYPERFEED an additional $250,000 within sixty (60) days of the termination of this Agreement.  The parties agree that if at any time during this Agreement the transition is delayed or at risk of being delayed as a result of HYPERFEED’s failure to perform, IDCO, in addition to any other rights or remedies it may have pursuant to this Agreement, will have the right to apply the $250,000 to cover any and all costs and expenses it may incur in order to complete the transition, which may include, without limitation, hardware and software costs, labor costs, and data provider and other third party supplier costs.

3.11                           IDCO’s remedies under Sections 3.8, 3.9 and 3.10 are liquidated damages for the failure by HYPERFEED to complete the development and delivery of the FEP in accordance with the terms of this Agreement.  IDCO and HYPERFEED agree that the remedies set forth under Sections 3.8, 3.9 and 3.10 are the sole and exclusive remedies for IDCO in connection with the failure by HYPERFEED to develop and deliver the FEP in accordance with the terms of this Agreement.

3.12                           During the Term, IDCO shall have the option, but not the obligation, to license, as part of the Fees set forth in Exhibit D, HYPERFEED’S software known as MEPS, as such term is further defined in Exhibit B to this Agreement, pursuant to the terms and conditions of the License Agreement, in order to provide certain transition services.  If IDCO exercises such option, HYPERFEED will deliver and install such software as is necessary to fully operate MEPS, and provide all reasonable assistance required by IDCO to use MEPS, at no additional charge to IDCO.

4.                                       Relationship Manager.  Each party shall appoint a relationship manager (each, a “Relationship Manager”) to supervise, coordinate, and manage the performance by such party under this Agreement.  The Relationship Managers shall operate as the main interface between HYPERFEED and IDCO.  Each Relationship Manager shall: (a) be a management level employee with appropriate skills and experience

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to act as a liaison hereunder and to ensure performance under this Agreement; (b) have the authority to allocate resources as required; (c) be responsible for reductions in fees in accordance with Sections 3.1 and 12.4; and (d) devote such portion of his or her working hours on the obligations under this Agreement as are reasonably necessary to ensure performance under this Agreement (provided that if the HYPERFEED Relationship Manager is one of the HYPERFEED Transition Team, such Relationship Manager shall devote 100% of his or her working hours to the obligations under this Agreement).

5.                                       Access to Records.  During the Term, and for a period of seven (7) years thereafter, HYPERFEED shall afford IDCO and its representatives access, upon not less than fourteen (14) prior days written notice, to the books and records relating to the Services to which IDCO shall request access in order to comply with the express requirements of vendors, customers, or applicable regulatory authorities.  HYPERFEED agrees not to destroy any books and records or other information relating to the Services for a period of seven (7) years after such books, records, or other information was created.

6.                                       Representations and Warranties.

6.1                                 HYPERFEED represents, warrants, and covenants to IDCO that it has and shall continue to have during the term of this Agreement all rights, licenses, and registrations required to provide the Services.

6.2                                 HYPERFEED represents, warrants, and covenants to IDCO that Exhibit D (as in effect on the date hereof) hereto fairly presents in all material respects the costs associated with the Services as of October 27, 2003.

EXCEPT AS EXPRESSLY PROVIDED HEREIN, INCLUDING, WITHOUT LIMITATION, THE REPRESENTATIONS, COVENANTS AND AGREEMENTS SET FORTH HEREIN, HYPERFEED MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, NATURE, OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES OR THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, NON-INFRINGEMENT, ACCURACY, SEQUENCE, CURRENCY, AVAILABILITY, TIMELINESS, COMPLETENESS OR THE RESULTS TO BE OBTAINED FROM SUCH SERVICES, AND HYPERFEED HEREBY DISCLAIMS THE SAME.  NEITHER IDCO NOR ITS AFFILIATES MAKE ANY REPRESENTATIONS OF ANY KIND, NATURE, OR DESCRIPTION, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.  WITHOUT LIMITING THE FORGOING, IDCO ACKNOWLEDGES AND AGREES THAT HYPERFEED IS PROVIDING THE DATA PORTION OF THE SERVICE “AS IS” AND ASSUMES NO RESPONSIBILITY OR LIABILITY FOR SUCH PORTION OF THE SERVICES.

7.                                       Limitation of Liability.

7.1                                 HYPERFEED SHALL NOT HAVE ANY LIABILITY TO IDCO, ITS AFFILIATES OR ANY THIRD PARTY FOR ANY DAMAGES OF ANY KIND, WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBLILTY OF SUCH DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, ANY ERRORS, DELAYS, OMISSIONS, OR INTERRUPTIONS OF OR RELATED TO THE DATA PORTION OF THE SERVICES OR IDCO’S, ANY OF ITS AFFILIATES’ OR ANY THIRD PARTY’S USE OF OR INABILITY TO USE THE DATA PORTION OF THE SERVICES.  THE FOREGOING LIMITATIONS SHALL

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NOT APPLY TO ANY BREACH OF HYPERFEED’S OBLIGATIONS PURSUANT TO THIS AGREEMENT OR TO ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF HYPERFEED.

7.2                                 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOSS OR INTERRUPTION OF BUSINESS), WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO: (A) THIRD PARTY CLAIMS FOR WHICH A PARTY HERETO IS INDEMNIFIED HEREUNDER; OR (B) CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

7.3                                 IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT EXCEED [**], WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBLILTY OF SUCH DAMAGES.  THE LIMITATION SET FORTH IN THIS SECTION SHALL NOT APPLY TO: (Y) THIRD PARTY CLAIMS FOR WHICH A PARTY HERETO IS INDEMNIFIED HEREUNDER; OR (Z) CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.                                       Force Majeure.  No party shall be responsible for delay or failure to perform hereunder if such delay or failure to perform is due to causes beyond the control of said party, including, without limitation, by reason of fire, flood, riot, acts of God or of the public enemy, war, terrorism or civil disturbances or any existing or future laws, rules, regulations or acts of any government (including any orders, rules, or regulations issued by any official or agency of such government) (each a “Force Majeure Event”).  Upon the occurrence of a Force Majeure Event, the party whose performance is so affected (the “Affected Party”) shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance.  The duties and obligations of both parties under this Agreement shall be suspended for the duration of the Force Majeure Event.  During the duration of the Force Majeure Event, the Affected Party shall use its best efforts to avoid or remove such Force Majeure Event and shall take reasonable steps to resume its performance under this Agreement with the least possible delay.  HYPERFEED will maintain in effect any disaster recovery policies and procedures in place as of the Closing Date with respect to the provision of Services.  Notwithstanding anything contained herein, if HYPERFEED is prevented from performing any of its obligations under this Agreement as a result of a Force Majeure, IDCO shall have the option to complete the work as provided in Sections 3.7, 3.8, and 3.9 of this Agreement using any funds available pursuant to those Sections.

9.                                       Right to Facilities and Network Access; Viruses.

9.1                                 Subject to the terms and conditions of this Agreement and any restriction imposed by any third party licensors, HYPERFEED hereby grants to IDCO a non-exclusive, limited license to access the relevant system (the “HYPERFEED System”) accompanied by a HYPERFEED employee of HYPERFEED, which is not part of the Assets, solely in order to provide the IDCO with network capabilities and communications capabilities that are

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appropriate and necessary in connection with the Services provided hereunder.  Except as expressly authorized herein, IDCO will not: (a) reverse engineer, decompile, reverse assemble, disassemble, or otherwise attempt to translate any portion of the HYPERFEED System; or (b) access or attempt to access, distribute, disclose, market, or copy in any form any information or data on the HYPERFEED System.  In addition, HYPERFEED shall provide the HYPERFEED Transition Team and any personnel of IDCO involved with the transition with appropriate and safe office space at the address set forth above, together with telephone and computer access with email, internet, and word processing capabilities, which office space shall be at least equivalent to the space that individuals performing similar functions at HYPERFEED occupy.

9.2                                 HYPERFEED shall use a Virus detection/scanning program, which conforms to industry standards, on any system used by HYPERFEED to perform Services.  For purposes hereof, “Virus” means any computer instructions, devices, or techniques that can or were designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, alter, harm, inhibit, or otherwise impede in any manner, including aesthetical disruptions or distortions, the operation of any software or computer system or contain any other similar harmful, malicious or hidden procedures, routines or mechanisms that would cause the operation of any software or computer system to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with the operations.

10.                                 Indemnification.

10.1                           HYPERFEED, at its expense, shall indemnify and hold harmless IDCO, its affiliates, and its and their respective officers, directors, employees, consultants, and agents (each, an “IDCO Indemnified Party” and collectively, the “IDCO Indemnified Parties”) from and against any and all liabilities, losses, costs, damages, and expenses whatsoever, arising from a third party claim, including any Losses relating to any claims or actions brought by any customer or vendor including reasonable attorneys’ fees and expenses (individually and collectively, “Losses”), incurred by any IDCO Indemnified Party which results from any breach by HYPERFEED of any representation, warranty, or covenant of this Agreement.

10.2                           IDCO, at its expense, shall indemnify and hold harmless HYPERFEED, its affiliates, and its and their respective officers, directors, employees, consultants, and agents (each, an “HYPERFEED Indemnified Party” and collectively, the “HYPERFEED Indemnified Parties”) from and against any and all Losses, incurred by any HYPERFEED Indemnified Party which results from any breach by IDCO of any representation, warranty, or covenant of this Agreement.

10.3                           With respect to third party claims or actions described in Sections 10.1 or 10.2, the Indemnified Party shall provide prompt written notice of any threat, warning or notice of any such claim or action against such Indemnified Party.  The Indemnifying Party shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties; provided that the relevant Indemnified Parties shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in defending such claim or conducting such negotiations; provided, further, that the Indemnifying Party may not settle or compromise such claim or action without the relevant Indemnified Parties’ prior written consent, unless such settlement or compromise includes an unconditional release

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of the relevant Indemnified Parties from all liability arising out of such claim or action and is solely monetary in nature.  If the Indemnifying Party fails to appoint an attorney within ten (10) calendar days: (a) after an Indemnified Party has notified Indemnifying Party of any such claim or action, or (b) after the Indemnifying Party becomes aware of such claim or action, whichever is earlier, or the attorney appointed by Indemnifying Party is, in the Indemnified Party’s reasonable judgment, not suitably qualified to represent such Indemnified Party, the Indemnified Party will have the right to select and appoint an alternative attorney and the reasonable cost and expense thereof will be paid by Indemnifying Party.  Notwithstanding the foregoing, each of the relevant Indemnified Parties may, in its sole discretion, participate in the defense of any such claim or action at its expense.  For purposes of this Section 10.3, (y) the “Indemnifying Party” shall be HYPERFEED and the “Indemnified Party” shall be the IDCO Indemnified Party for claims made pursuant to Section 10.1 and (z) the “Indemnifying Party” shall be IDCO and the “Indemnifying Party” shall be the HYPERFEED Indemnified Party for claims made pursuant to Section 10.2.

11.                                 Confidentiality.

11.1                           Each party (for purpose of this Section, a party receiving the other’s information is referred to as the “Receiving Party”) shall regard and preserve as confidential any and all information which relates to the business activities of the other (the “Disclosing Party”), any of the Disclosing Party’s respective clients, users, or suppliers (including any Nonpublic Personal Information as defined in Section 11.2) that may be disclosed to or obtained by a Receiving Party, or that a Receiving Party may otherwise have access to, from any source as a result of this Agreement (as further defined in this Section 11.1, the “Disclosing Party’s Confidential Information” or “Confidential Information”).  The Disclosing Party’s Confidential Information shall include, without limitation, any information relating to pricing, methods, processes, transactions, systems, technology, financial data, business operations, lists, accounts, technical data, apparatus, statistics, programs, specifications, clients, documentation, research, development plans, and any related information or information derived therefrom.  Neither Receiving Party shall, without first obtaining the Disclosing Party’s prior written consent, reproduce or disclose to any third party, or use for the Receiving Party’s benefit, any of the Disclosing Party’s Confidential Information.  Notwithstanding the foregoing, a Receiving Party may disclose the Disclosing Party’s Confidential Information to its and their respective representatives who have a need to know such Confidential Information solely to effectuate the purposes of this Agreement.  Notwithstanding the foregoing, HYPERFEED’s Confidential Information shall not include any information relating exclusively to the Assets.

11.2                           Notwithstanding any other provision of this Agreement and without limiting Section 11.1, to the extent Nonpublic Personal Information is, either intentionally or unintentionally, disclosed to or obtained by either party or any of its representatives, or if either party or any of its representatives otherwise has access to any Nonpublic Personal Information, such party shall, and shall cause its representatives to, keep such Nonpublic Personal Information strictly confidential and to strictly limit its use of such information to carrying out its obligations and responsibilities set forth herein.  Each party agrees that the other party shall have the right, on one occasion per six (6) months (or more frequently if a party reasonably believes that the confidentiality of Nonpublic Personal Information may be breached) and upon reasonable advance notice and during normal business hours, to conduct a review of such party’s procedures used to maintain the

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Confidential Treatment Requested by HyperFeed Technologies, Inc.

confidentiality of such Nonpublic Personal Information.  Further, each party shall immediately notify the other party of any intentional or unintentional disclosure of such Nonpublic Personal Information by such party or any of its representatives.  For the purposes of this provision, the term “Nonpublic Personal Information” shall have the meaning ascribed to such term in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time.

11.3                           Notwithstanding anything to the contrary contained in this Section 11, neither party shall have any obligation of confidentiality hereunder with respect to information that: (a) is already lawfully known to such party at the time of disclosure without restriction or breach of any agreement; (b) is lawfully obtained by such party from a third party without restriction or breach of this Agreement; (c) is independently obtained by such party from the public domain; provided that such information is in the public domain at the time of such use through no fault of such party; or (d) is independently developed by such party without the use of or reference to the other party’s Confidential Information.

11.4                           If either party is requested or required to disclose any of the other party’s Confidential Information pursuant to a subpoena, court order, statute, law, rule, regulation, listing requirement, or other similar requirement (a “Legal Requirement”), such party shall, to the extent permitted by law, provide prompt notice of such Legal Requirement to the other party, in advance of such disclosure if practicable, so that such other party may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions of this Agreement (the contents of such notice and the fact that it has been given will be treated by the party receiving such notice as Confidential Information hereunder except as necessary in connection with seeking such appropriate protective order or other appropriate remedy, in which case the party seeking such protective order or other appropriate remedy will request that its proceedings to obtain such protective order or other appropriate remedy be treated confidentially).  If such other party is not successful in obtaining a protective order or other appropriate remedy and the party subject to such Legal Requirement is, based on the advice of its counsel, legally required to disclose such Confidential Information or if the other party waives compliance with the provisions of this Agreement in writing, the party subject to such Legal Requirement may disclose, without liability hereunder, such Confidential Information in accordance with, but solely to the extent necessary, based on the advice of its counsel, to comply with, the Legal Requirement.

11.5                           Upon the reasonable request of a party, the other party shall, or upon termination of this Agreement both parties shall, immediately cease using and, in accordance with the other party’s instructions, return the other party’s Confidential Information in its possession or control or the possession or control of any of its representatives, excluding any such information covered by the License or any other agreement between the parties.  Also, if requested by the other party, the party returning such Confidential Information shall deliver to the other party a certificate, signed by an officer of the party returning such Confidential Information and in form and substance reasonably satisfactory to the other party, certifying that all of such other party’s Confidential Information has been returned.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

12.                                 Termination.

12.1                           Material Breach.

12.1.1                  In the event of any breach by IDCO of its payment obligations under Sections 3 or 12.4 hereof, HYPERFEED may terminate this Agreement (reserving all rights and remedies at law and in equity) by giving thirty (30) days prior written notice thereof to IDCO; provided that this Agreement shall not terminate at the end of such period if IDCO has cured the breach within such thirty (30) day period; and provided however, that in no event shall nonpayment of amounts that IDCO is contesting in good faith be deemed a breach by IDCO of its payment obligations hereunder, provided that IDCO has paid all amounts due hereunder which are not in dispute.  Nothing in this Section 12.1.1 will prohibit HYPERFEED from seeking any available rights and remedies under this Agreement or at law or in equity with respect to any other breach by IDCO of this Agreement.

12.1.2                  In the event of any material breach by HYPERFEED, IDCO may terminate this Agreement (reserving all rights and remedies at law or equity) subject to Section 3.11 by giving ten (10) days prior written notice thereof to HYPERFEED; provided that this Agreement shall not terminate at the end of such period if HYPERFEED has cured the breach within such ten (10) day period.  Nothing in this Section 12.1.2 will prohibit IDCO from seeking any available rights and remedies under this Agreement or at law or in equity with respect to any breach by HYPERFEED of this Agreement, including specific performance except as provided in Section 3.11.

12.2                           [Intentionally Deleted.]

12.3                           Termination for Insolvency.  Either party may immediately terminate this Agreement upon notice to the other in the event (a) the other party (or any permitted successor organization) (i) ceases to do business as a going concern without an assignment of its rights and obligations to a successor in interest; (ii) applies for or consents to the appointment of a trustee, receiver or other custodian, or makes an assignment for the benefit of creditors; (iii) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due; or (iv) commences or has commenced against it any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings and, if such case or proceeding is commenced against it, such case or proceeding is not dismissed within sixty (60) days thereafter; or (b) any substantial part of the other party’s (or any permitted successor’s or assign’s) property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within ten (10) days thereafter.

12.4                           Partial Termination.  Notwithstanding that the Term has not yet expired, the Services or a portion thereof shall be terminated as and when IDCO reasonably determines that it is able to perform the relevant Services without support from HYPERFEED and provides thirty (30) days prior written notice to that effect to HYPERFEED, which specifically identifies the Services to be terminated.  The termination of any portion of the Services shall in no way affect (a) the right of HYPERFEED to retain all of the fees paid hereunder in respect of such Services and any other Services rendered prior to such termination, (b) the obligation of IDCO to pay for such Services and any other Services rendered by HYPERFEED prior to

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

such termination pursuant to Exhibit D, (c) the obligation of IDCO to pay for obligations under agreements with terms that exceed the Term as contemplated in Section 2.1.1, Section 3.3 or Exhibit D, or (d) the obligation of IDCO to continue to pay for all Services that have not been terminated, provided that in no event will IDCO be obligated to pay any costs and/or expenses beyond any termination unless they are set forth in Section 3.2, Section 3.3 or Exhibit D.

12.5                           Post-Termination Assistance.  IDCO shall have the right to extend this Agreement for ninety (90) day periods by giving HYPERFEED at least sixty (60) days notice prior to the expiration of the initial Term.  The fees for any extension will be based on the fees in effect prior to the extension.

13.                                 Miscellaneous.

13.1                           Relationship of Parties.  Nothing in this Agreement will be construed to constitute or appoint either party as the agent, partner, joint venturer or representative of the other party for any purpose whatsoever, or to grant to either party any right or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever.

13.2                           Publicity.  Neither party shall use the name, logo, trademark or other symbol of the other party in advertising, publicity releases, or publicly distributed materials, including, but not limited to, references on web sites, home pages, or hypertext links without securing the prior written approval of an authorized representative of the other party.

13.3                           UCITA.  The parties hereby agree that their respective rights and obligations hereunder shall be solely and exclusively as set forth herein and that the Uniform Computer Information Transactions Act (prepared by the National Conference of Commissioners on Uniform State Laws), or UCITA, whether enacted in whole or in part by any state or applicable jurisdiction, regardless of how codified, shall not apply to this Agreement and is hereby disclaimed.

13.4                           Assignment.  Neither party hereto may assign (by operation of law or otherwise) this Agreement, or any or all of the respective rights and obligations hereunder, without the prior written consent of the other party and any such attempted assignment shall be null and void; provided, however, that upon written notice to HYPERFEED and without HYPERFEED’s consent, IDCO may assign this Agreement, along with any or all of the respective rights and/or obligations, to any of its affiliates.  This Agreement shall be binding upon the parties hereto and their respective legal successors and permitted assigns.

13.5                           Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered by telecopier (with notice of receipt provided that a copy is delivered to the recipient by overnight private carrier), or if served personally on the Party to whom notice is to be given; or if delivered by overnight private carrier, on the date of delivery; or on the third day after mailing if mailed to the Party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed as following:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

To HYPERFEED:

HyperFeed Technologies, Inc.

300 South Wacker Drive, Suite 300

Chicago, IL  60606

Attention: Paul Pluschkell, President

Telecopier:  (312) 922-9154

With copies (which shall not constitute notice but which is nonetheless required for notice) to:

Jenner & Block LLC

One IBM Plaza

Chicago, Illinois 60611

Attention:  David Bronner, Esq.

Telecopier:  (312) 527-0484

To IDCO:

Interactive Data Corporation

22 Crosby Drive

Bedford, Massachusetts 01730

Attention:  Steven Crane, Chief Financial Officer and

           Andrea H. Loew, Vice President and General Counsel

Telecopier:  (781) 687-8005

With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

Attention:  William J. Curry, Esq.

Telecopier:  (617) 338-2880

13.6                           Entire Agreement. This Agreement, together with the Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, promises, proposals, representations, understanding and negotiations, whether written or oral, between the parties with respect to the subject matter hereof.

13.7                           Amendment; Waiver.  No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties.  A failure or delay of either party to enforce at any time any of the provisions of this Agreement, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this Agreement.

13.8                           Headings; Interpretation.  The headings in this Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.  Except as otherwise expressly provided in this Agreement or unless the context of

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

this Agreement otherwise indicates: (a) words using the singular number should also include the plural and words using the plural number should also include the singular; (b) the terms “hereof”, “herein”, “hereby” and derivative or similar words refer to this entire Agreement and not to any particular provision; (c) references to “Articles”, “Sections” and other subdivisions and to “Schedules” and “Exhibits” without reference to a document are to designated Articles, Sections and other subdivisions of, and to Schedules and Exhibits to, this Agreement; and (d) the words “including”, “include” and “includes” shall mean “including, without limitation”.

13.9                           Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

13.10                     Expenses.  Except as otherwise specified in this Agreement, all costs and expenses (including fees and disbursements of counsel, accountants and advisors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

13.11                     Independent Contractor.  HYPERFEED, in providing the Services under this Agreement, is acting as an independent contractor.  Except as otherwise expressly provided in Section 10, each party assumes full responsibility for the acts and omissions of its personnel in connection with the transactions contemplated hereby.  Each party shall be solely responsible for the payment of compensation to such party’s personnel, , and such personnel shall be informed that they are not entitled to the provision of any of the other party’s employee benefits.  Each party shall be responsible for payment of workers’ compensation, disability benefits, unemployment insurance and for withholding income taxes and social security for such party or any of its personnel.  Each party agrees to defend and indemnify the other party and its affiliates against, and hold them harmless from, all liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) associated with any benefits, taxes or payments owed by such party to its personnel and/or any claim by the Internal Revenue Service or other domestic or foreign taxing authority that such party and/or its personnel are not independent contractors hereunder.

13.12                     Severability.  In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which is valid, legal and enforceable.

13.13                     Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws rules.

13.14                     Survival.  Any provision of this Agreement which, by its nature, would survive expiration or termination of this Agreement or any portion thereof will survive any such expiration or termination.

13.15                     Injunctive Relief.  The parties acknowledge that monetary damages may not be an adequate remedy for breach of this Agreement.  Therefore, upon the occurrence of any such breach, the non-breaching party shall have the right (in addition to its other rights hereunder or at

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

law or in equity) to seek a temporary restraining order, injunctive relief or other equitable relief to remedy or prevent the breach.

*     *     *

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IN WITNESS WHEREOF, HYPERFEED and IDCO have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

By:
Name:
Title:

INTERACTIVE DATA CORPORATION

By:
Name:
Title:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT D

Confidential Treatment Requested by HyperFeed Technologies, Inc.

FORM OF LICENSE AGREEMENT

This License Agreement (this “Agreement”) dated October    , 2003 (“Effective Date”), by and between HyperFeed Technologies, Inc. (“LICENSOR”), a Delaware corporation having a principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606, and Interactive Data Corporation (“LICENSEE”), a Delaware corporation having a principal place of business at 32 Crosby Drive, Bedford, Massachusetts 01730.  Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in that certain Asset Purchase and Sale Agreement, dated October 28, 2003, by and between LICENSOR and LICENSEE (the “Purchase Agreement”).

WHEREAS, LICENSOR and LICENSEE are parties to the Purchase Agreement, pursuant to which LICENSOR has agreed to sell, and LICENSEE has agreed to purchase, the Subject Assets, including by assuming certain obligations of LICENSOR under the Subject Contracts;

WHEREAS, in order to continue to provide services to CUSTOMERS (defined below) pursuant to the Subject Contracts, certain SOFTWARE (as defined below) is required, and

WHEREAS, LICENSOR is developing a front end processor or FEP for use by LICENSEE (as set forth in the Transition Services Agreement) (the “LICENSEE FEP”), which is needed in order to enable the continued distribution of services to CUSTOMERS, using input data supplied by LICENSEE, and to transitioning such services to LICENSEE.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LICENSOR and LICENSEE hereby agree as follows:

1.                                      Definitions

A.                                   CUSTOMER means a third party entity that was a customer of LICENSOR and is now a customer of LICENSEE pursuant to the transfer of the Subject Contracts to LICENSEE under the Purchase Agreement and is licensed to use the SOFTWARE, as defined below, under an EXISTING LICENSE, as defined below.

B.                                     SOFTWARE means all LICENSOR software tools and programs in object code form only, along with any documentation for those tools and programs, that are currently provided by LICENSOR to CUSTOMERS under an EXISTING AGREEMENT, including, without limitation, H!Boxes, SDKs, HYPERFEED Consolidated FEP (as described within Schedule 1), and also includes the LICENSEE FEP

C.                                     EXISTING LICENSE means an existing license agreement with a CUSTOMER included in the Subject Contracts pursuant to which a CUSTOMER is granted a license to use the SOFTWARE, in accordance with the terms and conditions of such license agreement as it exists as of the Effective Date.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

2.                                      Grant of License

A.                                   LICENSOR grants to LICENSEE and LICENSEE accepts on the terms and conditions set forth in this Agreement, a limited, non-transferable (except as permitted in Section 12 hereof) and non-exclusive license to use the SOFTWARE for LICENSEE’s internal use to support use of the SOFTWARE by CUSTOMERS pursuant to EXISTING LICENSES.  LICENSEE shall have the right to make copies of the SOFTWARE as reasonably necessary for its internal use and to distribute SOFTWARE to CUSTOMERS consistent with the terms of the relevant EXISTING LICENSE and to grant additional licenses as provided in Schedule 2.

B.                                     LICENSEE acknowledges and agrees LICENSOR will provide no consultation, installation assistance, training, SOFTWARE customization, SOFTWARE maintenance, user support or other service related to the SOFTWARE other than as expressly set forth in this Agreement, or as expressly provided under the Transition Services Agreement.

C.                                     LICENSOR shall retain all right, title, and interest in and to the SOFTWARE, and all intellectual property rights therein (including, but not limited to, all patents, copyrights, and trademarks).  LICENSEE understands and acknowledges that LICENSEE will acquire no rights in the SOFTWARE, or in the intellectual property rights therein, or in the trademarks of LICENSOR, other than the licenses provided under this Agreement.

D.                                    Except as expressly permitted in this Agreement, LICENSEE will not copy, sell, sublicense, distribute, modify, prepare derivative works of, reverse engineer, decompile, assign, publish, perform, display, disseminate, or convey, the SOFTWARE or any derivation, revision or re-combination thereof or assist any third party with respect to any of the foregoing.

E.                                      LICENSEE will include in any copies that LICENSEE makes of the SOFTWARE all copyright, trademark, or other proprietary notices included in the SOFTWARE by LICENSOR.  LICENSEE will not obscure, cover, alter, erase, deface or overprint any LICENSOR proprietary notice on the SOFTWARE or any other materials provided by LICENSOR.

F.                                      LICENSEE will not use, or permit any third party to access or use, the SOFTWARE for the purpose of developing, selling, or sublicensing any software that competes with the SOFTWARE.

G.                                     LICENSOR hereby acknowledges that the EXISTING LICENSES remain in full force and effect, and grants LICENSEE a limited, non-exclusive and non-transferable (except as permitted in Section 12 hereof) license to continue those EXISTING LICENSES, without right of further re-distribution (unless such distribution right is included in the EXISTING LICENSES), and subject to the terms and conditions of this Agreement and the EXISTING LICENSES.  LICENSEE shall also have the right (i) to increase the number of permitted users and to allow the SOFTWARE to be run on additional servers, in each case under an EXISTING AGREEMENT, and (ii) to expand the scope of software licensed under the EXISTING LICENSES to include (a) the LICENSEE FEP, as necessary and in accordance with this Agreement and the Transition Services Agreement, (b) any Updates (as defined in Schedule 3) to SOFTWARE provided by LICENSOR to LICENSEE under this Agreement, but only to the extent a CUSTOMER is already licensed to use such SOFTWARE

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

under the applicable EXISTING AGREEMENT, and (c) any new functionality to the LICENSEE FEP that is developed by HYPERFEED.  Except as expressly set forth in this Agreement, LICENSEE shall have no right to change the terms and conditions of the EXISTING AGREEMENTS or to renew or extend the term of such EXISTING AGREEMENTS without LICENSOR’s prior written consent.  LICENSEE will only provide object code versions of the SOFTWARE to CUSTOMERS if CUSTOMERS require additional SOFTWARE.

H.                                    LICENSOR reserves all rights not expressly granted under this Agreement.  Nothing in this Agreement will be construed as restricting LICENSOR’s right to sell, lease, license, promote, market, publish, or otherwise distribute the SOFTWARE, in whole or in part, directly or through any other entity or agent.  LICENSOR agrees that during the term of this License Agreement, LICENSOR will provide continued support and maintenance of the SOFTWARE, as described herein, and will not make any major changes to the SOFTWARE unless it provides LICENSEE at least ninety (90) days (if practical) prior written notice of such change and the reason for such change.  In addition, LICENSOR shall use reasonable efforts to follow LICENSEE’s change control procedures with respect to such changes.  LICENSOR will not make any change to the SOFTWARE that removes existing functionality from the SOFTWARE unless such change is necessitated by reasons beyond LICENSOR’s control.

3.                                      Proprietary Rights

LICENSEE is not granted any ownership right, title, or interest, nor any security interest or other interest, in any intellectual property rights relating to the SOFTWARE nor in any part of the SOFTWARE, except for the licenses granted under this Agreement.  LICENSOR is the owner of the SOFTWARE and LICENSEE is granted only the limited license rights set forth in Section 2 above with respect to the SOFTWARE.  LICENSOR owns and has the exclusive right to make, license, and sell the SOFTWARE and any changes to the SOFTWARE.  LICENSEE will keep the SOFTWARE and LICENSOR’s title to the SOFTWARE free from all liens, attachments, encumbrances, or other judicial processes resulting from any fault of LICENSEE.  LICENSEE will promptly notify LICENSOR of the nature and substance of any claim of which it obtains knowledge that may be adverse to LICENSOR’s interest in the SOFTWARE.

4.                                      Market Data is LICENSEE’S Responsibility

LICENSEE understands that LICENSOR will not provide any market data or other real-time information to LICENSEE except in accordance with the terms of the Transition Services Agreement.

5.                                      Technical Support

A.                                   LICENSOR agrees to provide LICENSEE with twenty-four hour technical support for the SOFTWARE, as set forth in Schedule 3.  LICENSOR shall also provide any support that is required by an EXISTING LICENSE, including, without limitation, any development, maintenance, or other support not set forth in Schedule 3 or in the Transition Services Agreement, it being understood, however, that such support shall not be less than that required by this Agreement and the Transition Service Agreement.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

B.                                     LICENSOR will provide technical support to LICENSEE only (and not directly to any CUSTOMER unless requested by LICENSEE or as expressly provided in Exhibit B of the Transition Services Agreement).  LICENSOR will not be responsible for correcting any errors or providing any technical support for a previous version of the SOFTWARE after twelve (12) months from the date LICENSOR releases and delivers a new version of the SOFTWARE.  Thereafter, LICENSOR may discontinue technical support for the prior version of the SOFTWARE, but only if the new release of the SOFTWARE has been offered and accepted by LICENSEE, which acceptance shall not be unreasonably withheld or delayed.  LICENSEE agrees to pay reasonable expenses, materials, shipping, and any other costs (on a time and materials basis) plus agreed upon travel, accommodation, and other expenses in the event that a request for support reveals that the cause of the problem is not an error, defect or malfunction in the unmodified SOFTWARE, as agreed upon by the parties, each acting reasonably.

6.                                      Term and Termination

A.                                   The initial term of this Agreement will begin on the Effective Date and will continue for five (5) years subject to cancellation by LICENSEE on either the fourth or fifth anniversary of this Agreement by providing at least ninety (90) days prior notice of such cancellation.  THEREAFTER, THIS AGREEMENT WILL AUTOMATICALLY RENEW FOR ADDITIONAL ONE (1) YEAR TERMS UNLESS WRITTEN NOTICE OF TERMINATION IS GIVEN BY EITHER PARTY AT LEAST NINETY (90) DAYS PRIOR TO THE END OF THE INITIAL TERM OR ANY RENEWAL TERM, PROVIDED THAT THIS LICENSE SHALL CONTINUE, AND BE COTERMINOUS WITH, ANY EXISTING LICENSE THAT REMAINS IN EFFECT IN ACCORDANCE WITH SUCH EXISTING LICENSE’S TERMS AND CONDITIONS.

B.                                     Either party may terminate this Agreement upon thirty (30) days written notice of a material breach of this Agreement by the other party if that breach has not been cured within that thirty (30) day notice period.  If either party files a petition in bankruptcy or fails to discharge within thirty (30) days any involuntary petition in bankruptcy filed against it, the other party may terminate this Agreement immediately upon written notice.

C.                                     In the event of expiration or termination of this Agreement by LICENSOR for any reason, LICENSEE will immediately cease all further use or distribution of the SOFTWARE and will promptly return the SOFTWARE (and, if applicable, all Source Code, as defined in Section 6 (D) below), documentation and all copies thereof to LICENSOR.  In addition, LICENSEE will, upon request, certify in writing to LICENSOR, LICENSEE’s compliance with this Section.

D.                                    LICENSOR agrees to keep and maintain in escrow the source code for the SOFTWARE in accordance with a separate escrow agreement to be executed by the parties (the “Escrow Agreement”).  Upon release of the source code for the SOFTWARE (“Source Code”) pursuant to the terms and conditions of the Escrow Agreement, LICENSOR hereby grants to LICENSEE a non-exclusive license to use the Source Code only for its internal use and only as necessary to maintain and support the SOFTWARE in the same manner as LICENSOR is required to do under this Agreement.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

7.                                      Payment for Service

A.                                   As consideration for the licenses, maintenance, support, and all other services provided pursuant to this Agreement, LICENSEE will pay to LICENSOR the monthly fee set forth in Schedule 2 (the “Fee”), beginning on the Effective Date.  All payments are non-refundable (except in the case of a material breach).

B.                                     LICENSOR shall have the right to invoice LICENSEE for the Fee monthly in advance.  LICENSEE shall pay all invoiced amounts within sixty (60) days after its receipt of the applicable invoice.  Any amounts due to LICENSOR under this Agreement not received by LICENSOR within such time period will be subject to a service charge of one and one half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less.  Notwithstanding, and without limiting, any other provision in this Agreement, in the event that LICENSEE fails to pay any amount required under this Agreement within ninety (90) days after its receipt of notice that such amount is overdue, LICENSOR may terminate this Agreement immediately upon notice.

C.                                     Any sales, use, excise, value added, personal property, or similar taxes or duties which may be assessed in connection with this Agreement will be borne by and will be the sole responsibility of LICENSEE (excluding taxes on LICENSOR’s income).

D.                                    The remedies contained herein are cumulative and are in addition to all other rights and remedies available to LICENSOR or LICENSEE under this Agreement, by operation of law, or otherwise.

E.                                      LICENSEE hereby grants to LICENSOR the right to audit LICENSEE’s control and permissioning systems.

8.                                      Limited Warranty; Limitations of Liability

A.                                   LICENSOR represents and warrants that it is the owner of, or has the right under law, to license the SOFTWARE, in the form delivered to LICENSEE and any CUSTOMER pursuant to an EXISTING LICENSE or this Agreement, for the purposes described in this Agreement.  LICENSOR further represents and warrants that the SOFTWARE does not contain any instructions designed to modify, delete, damage or disable other software, data or hardware, and that the SOFTWARE does not contain any hidden passwords to allow access by LICENSOR or another third party.

B.                                     LICENSOR DOES NOT WARRANT THAT USE OF THE SOFTWARE WILL BE EITHER UNINTERRUPTED OR ERROR FREE.  THE SOFTWARE TO BE PROVIDED HEREUNDER, AND ANY OTHER MATERIALS OR SERVICES PROVIDED IN CONNECTION THEREWITH, ARE PROVIDED “AS IS,” WITHOUT WARRANTY OF ANY KIND (EXCEPT AS PROVIDED IN SECTION 8 (A) ABOVE), EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.  LICENSEE EXPRESSLY AGREES THAT USE OF THE SOFTWARE IS AT LICENSEE’S SOLE RISK.  THE FOREGOING DISCLAIMER DOES NOT RELIEVE LICENSOR OF ITS OBLIGATIONS TO PROVIDE MAINTENANCE AND SUPPORT SERVICES AS SET FORTH HEREIN.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

C.                                     NEITHER LICENSOR, NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR INSTALLING THE SOFTWARE, NOR LICENSEE WILL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST BUSINESS AND LOST DATA ARISING OUT OF THE USE OF THE SOFTWARE OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO (A) THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED HEREUNDER; OR (B) CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

D.                                    IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED THE LESSER OF (X) [**] AND (Y) [**], WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING LIMITATIONS SHALL NOT APPLY TO (A) THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED HEREUNDER, OR (B) CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

9.                                      Confidentiality or Proprietary Information

A.                                   LICENSEE understands and acknowledges that it may receive information, including pricing, product, and marketing information and other information which LICENSOR may designate as confidential, orally or in writing, which is of a proprietary nature and that has been developed as a trade secret of LICENSOR at its expense (“LICENSOR Confidential Information”).  Any customer lists (except for any lists setting forth the CUSTOMERS), the SOFTWARE, the Source Code, and the terms of this Agreement are hereby designated LICENSOR Confidential Information.  LICENSEE agrees to hold the LICENSOR Confidential Information in the same manner, but in no event less than in a reasonable manner, as LICENSEE deals with its own proprietary information and trade secrets.  LICENSEE agrees not to use the LICENSOR Confidential Information except as expressly provided under this Agreement and LICENSEE agrees not to attempt any reverse engineering of the SOFTWARE.

B.                                     LICENSOR understands and acknowledges that it may receive information, including pricing, product, and marketing information, customer lists, and other information which LICENSEE may designate as confidential, orally or in writing, which is of a proprietary nature and that has been developed as a trade secret of LICENSEE at its expense (“LICENSEE Confidential Information”).  LICENSOR agrees to hold the LICENSEE’S Confidential Information in the same manner, but in no event less than in a reasonable manner, as LICENSOR deals with its own proprietary information and trade secrets.  LICENSOR agrees not to use the LICENSEE Confidential Information except as expressly provided hereunder.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

C.                                     Neither party will use the name or marks of the other party in any advertising or publicity without the prior written approval of such other party.

10.                               Preservation of Intellectual Property

A.                                   LICENSEE acknowledges and agrees that as between LICENSOR and LICENSEE (a) LICENSOR is and will continue to be the absolute owner of the SOFTWARE, (b) LICENSEE’s right to use the SOFTWARE is derived solely from this Agreement, and (c) that right is expressly limited pursuant to this Agreement.  LICENSEE will at no time assert any claim or ownership of the SOFTWARE by reason of its use of the SOFTWARE and will not grant or create or suffer to exist any lien or other security interest in the SOFTWARE or any of LICENSEE’s rights hereunder.  If any CUSTOMERS take action that could impair LICENSOR’s proprietary rights to the SOFTWARE as set forth in the EXISTING AGREEMENTS, LICENSEE will take appropriate action to see that CUSTOMER complies with its EXISTING LICENSE which may include ceasing delivery of the SOFTWARE to those CUSTOMERS.

11.                               Indemnification

A.                                   LICENSOR will defend and/or handle at its own expense, any claim or action against LICENSEE or CUSTOMERS, or any respective officer, director, employee or agent of LICENSEE, CUSTOMER, or any of their affiliates, for actual or alleged infringement of any patent, copyright, trademark or similar property right (including, but not limited to, misappropriation of trade secrets) based upon the SOFTWARE.  LICENSOR will indemnify and hold LICENSEE and CUSTOMERS, and any respective officers, directors, employees, and agents of LICENSEE, CUSTOMER, or any of their affiliates, harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action.

B.                                     LICENSOR shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto, provided that LICENSEE shall provide all reasonable assistance requested by LICENSOR in defending such claim or conducting such negotiations, and further provided, however, that LICENSOR shall not have the right to bind LICENSEE to any agreement that would obligate LICENSEE in any way or affect LICENSEE rights under this Agreement without its prior written consent, which consent will not be unreasonably withheld or delayed.

12.                               Assignment

Neither party hereto may assign (by operation of law or otherwise) this Agreement, or any or all of the respective rights and obligations hereunder, without the prior written consent of the other party and any such attempted assignment shall be null and void; provided, however, that upon written notice to LICENSOR and without LICENSOR’s consent, LICENSEE may assign this Agreement, along with any or all of the rights and/or obligations, to any of its affiliates.  This Agreement shall be binding upon the parties hereto and their respective legal successors and permitted assigns.

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

13.                               Applicable Law and Venue

This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York.  Each party irrevocably consents to exclusive jurisdiction of the State and Federal courts sitting in the County of New York, New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.  Nothing contained in this Agreement will prevent either party from seeking injunctive relief in any jurisdiction.

14.                               Severability and Survival

A.                                   Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement.

B.                                     The provisions in this Agreement dealing with indemnification and confidentiality, unless specifically stated otherwise, will survive the completion, expiration, termination or cancellation of this Agreement.

15.                               Force Majeure

No party shall be responsible for delay or failure to perform hereunder if such delay or failure to perform is due to causes beyond the control of said party, including, without limitation, by reason of fire, flood, riot, acts of God or of the public enemy, war, terrorism or civil disturbances or any existing or future laws, rules, regulations or acts of any government (including any orders, rules, or regulations issued by any official or agency of such government) (each a “Force Majeure Event”).  Upon the occurrence of a Force Majeure Event, the party whose performance is so affected (the “Affected Party”) shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance.  The duties and obligations of both parties under this Agreement shall be suspended for the duration of the Force Majeure Event.  During the duration of the Force Majeure Event, the Affected Party shall use its best efforts to avoid or remove such Force Majeure Event and shall take reasonable steps to resume its performance under this Agreement with the least possible delay.  Notwithstanding anything contained herein, if LICENSOR is prevented from performing any of its obligations under this License Agreement as a result of a Force Majeure, LICENSEE shall have the option to perform the work as provided in Sections 3.8 of the Transition Services Agreement using any funds available pursuant to that Agreement.

16.                               Miscellaneous Provisions

A.                                   The parties to this Agreement are independent contractors with requisite corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby.  Neither party is an agent or representative of the other party.  Neither party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

liability of, or to otherwise bind, the other party.  This Agreement will not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

B.                                     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered by telecopier (with notice of receipt provided that a copy is delivered to the recipient by overnight private carrier), or if served personally on the Party to whom notice is to be given; or if delivered by overnight private carrier, on the date of delivery; or on the third day after mailing if mailed to the Party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed as following:

To Seller:

HyperFeed Technologies, Inc.

300 South Wacker Drive

Chicago, IL  60606

Attention:  Paul Pluschkell

Telecopier:  (312) 922-9154

With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

Jenner & Block

One IBM Plaza

Chicago, IL 60601

Attention:  David A. Bronner, Esq.

Telecopier:  (312) 923-2741

To Buyer:

Interactive Data Corporation

22 Crosby Drive

Bedford, Massachusetts 01730

Attention:  Steven Crane, Chief Financial Officer and
Andrea H. Loew, Vice President and General Counsel

Telecopier:  (781) 687-8005

With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

Sullivan & Worcester LLP

One Post Office Square

Boston, Massachusetts  02109

Attention:  William J. Curry, Esq.

Telecopier:  (617) 338-2880

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

C.                                     The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of that party’s right to assert or rely upon any that provision of right in that or any other instance; rather, the same will be and remain in full force and effect.

D.                                    The parties hereby agree that their respective rights and obligations hereunder shall be solely and exclusively as set forth herein and that the Uniform Computer Information Transactions Act (prepared by the National Conference of Commissioners on Uniform State Laws), or UCITA, whether enacted in whole or in part by any state or applicable jurisdiction, regardless of how codified, shall not apply to this Agreement and is hereby disclaimed.

E.                                      Each party agrees that any breach of this Agreement may be a material breach of this Agreement and that money damages may not be an adequate remedy for a breach or violation of this Agreement, and that any breach or violation of this Agreement may leave the other without an adequate remedy at law.  Each party therefore agrees that, in addition to any other remedies at law, in equity or otherwise, the non-breaching party will be entitled to seek temporary and permanent injunctive relief from a court of competent jurisdiction to restrain any breach, violation or threatened breach or violation of this Agreement.

17.                               Entire Agreement

The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and further acknowledge and agree that it constitutes the entire agreement of the parties hereto and supersedes all other proposals, oral or written, and all other communications between the parties relating to the subject matter hereof and this Agreement may not be modified or terminated orally.  No amendment to this Agreement will be effective unless it is in writing and signed by duly authorized representatives of both parties.  The language used in this Agreement will be deemed to be language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

*     *     *     *     *

IN WITNESS WHEREOF, the parties agree.

HYPERFEED TECHNOLOGIES, INC.	INTERACTIVE DATA CORPORATION

Signature	Signature

Printed Name	Printed Name

Date	Date

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT E

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Account Number:

FORM OF SOFTWARE ESCROW AGREEMENT

This SOFTWARE ESCROW AGREEMENT (this “Agreement”), dated as of October    , 2003 (“Effective Date”), by and between IG2 Data Security, Inc., a             having a principal place of business at                       (“IG2”), HyperFeed Technologies, Inc., a Delaware corporation having a principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606 (“Depositor”), and Interactive Data Corporation, a corporation having a principal place of business at 32 Crosby Drive, Bedford, Massachusetts 01730 (“Beneficiary”).

WHEREAS, Depositor and Beneficiary have executed that certain Transition Services Agreement (the “Transition Services Agreement”) and that certain License Agreement (the “License Agreement”), each dated as of October 31, 2003 regarding certain software owned by or licensed to Depositor, as described in the License Agreement (the “Software”)(together, the Transition Services Agreement and the License Agreement are referred to as the “Technology Agreements”).

WHEREAS, Beneficiary desires access to, and Depositor agrees to grant such access to, the source code for such Software under certain limited circumstances, as further described herein.

ARTICLE 1

DEPOSIT ADMINISTRATION

1.1                               Initial Deposit.  Within five (5) calendar days after the Effective Date, Depositor shall deliver to IG2 the source code and other materials identified on Schedule A, and any other information necessary to allow a reasonably skilled computer programmer to access and use the source code in the manner set forth in the License Agreement (“Deposit Materials”).

1.2                               Periodic Deposits.  Depositor shall update the Deposit Materials within thirty (30) calendar days after each release of a new version of the product(s) listed on Schedule A.  All references in this Agreement to the Deposit Materials shall be deemed to include the initial Deposit Materials and the updates described in this Section.

1.3                               Deposit Materials Intake.  Depositor shall label each item that comprises the Deposit Materials.  As part of each deposit, Depositor shall complete and sign a copy of Schedule B.  Upon IG2’s receipt of the Deposit Materials and a completed Schedule B, IG2 will visually match the labels of the items that comprise the Deposit Materials to the descriptions set forth on Schedule B.  If IG2 confirms that the labels of the items that comprise the Deposit Materials correspond to the descriptions set forth on Schedule B, then IG2 will complete its section of Schedule B and provide a copy to Depositor and Beneficiary.  If IG2 determines that the foregoing requirements have not been satisfied or if the Deposited Materials exceed the space of the container as set forth in Section 1.4, IG2 will provide a copy of Schedule B and a description of the exceptions to Depositor and Beneficiary or notice of the need for additional storage.  IG2 will either provide such notices specified in this Section 1.3 within five (5) days of its receipt of the Schedule B.  IG2 shall maintain the Deposit Materials in a secure and environmentally safe facility.

1.4                               Old Deposit Materials.  Except as otherwise provided in this Agreement, the Deposit Materials may be removed and/or exchanged only pursuant to written instructions signed by both Depositor and Beneficiary, provided that, once the Deposit Materials exceed the space of the container, IG2 shall be entitled to reject future deposit updates unless:  (a) Depositor and Beneficiary provide IG2 with written notice to destroy or return to Depositor certain Deposit Materials in order to conform to the allocated space; or (b) either Depositor or Beneficiary pays to IG2 the fees required to obtain an additional storage container.

1.5                               Reliance on Instructions.  IG2 shall have the right to assume that any representative of a party who provides IG2 with any instruction or document has the authority to do so.  In performing its obligations under this Agreement, IG2 shall have the right to rely on any instruction or document that IG2 reasonably believes to be authentic.

1.6                               Deposit History.  IG2 shall maintain a deposit history pertaining to this Agreement and shall

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

provide a copy of such deposit history to each party on a semi-annual basis.

ARTICLE 2

TITLE; IG2’S RIGHTS

2.1                               Title.  Upon IG2’s receipt of Deposit Materials from Depositor, Depositor shall be deemed to have transferred to IG2 the title to the media upon which the Deposit Materials are written or stored.  Depositor acknowledges that upon such transfer, it shall have no right to obtain possession of the Deposit Materials, except pursuant to the terms of this Agreement.  Notwithstanding anything herein to the contrary, such transfer does not convey the ownership of the underlying software, technology and data contained on the media, or any intellectual property rights therein, such as any copyright, trademark, trade secret, patent or other intellectual property rights.

2.2                               Right to Copy.  Depositor shall provide, as part of each deposit, instructions to enable IG2 to duplicate the Deposit Materials, including the required hardware, operating system and/or application software.  IG2 shall have the right to make copies of the Deposit Materials as it reasonably deems to be necessary to perform its obligations under this Agreement.

2.3                               Right to Transfer.  Depositor hereby grants to IG2 the right to transfer the Deposit Materials to Beneficiary upon any release of the Deposit Materials for use by Beneficiary in accordance with Section 3.4.

ARTICLE 3

DEPOSIT MATERIALS RELEASE

3.1                               Release Event.  “Release Event” means the occurrence of any of the following conditions:

(a)                                  The commencement of an involuntary petition seeking (A) liquidation, reorganization, or other relief in respect of the Depositor, the Depositor’s debts, or a substantial part of the Depositor’s assets under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect or (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Depositor or for a substantial part of the Depositor’s assets, but only if, in each case, such petition is not dismissed within thirty (30) days;

(b)                                 The Depositor voluntarily commences any proceeding or files any petition seeking liquidation, reorganization, or other relief under any federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, or consents to the institution of any such proceeding or petition;

(c)                                  The Depositor applies for or consents in writing or through a legal proceeding to the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Depositor or for a substantial part of the Depositor’s assets;

(d)                                 The Depositor makes a general assignment for the benefit of creditors;

(e)                                  The Depositor expressly admits in writing its inability or unwillingness to continue to provide support or development efforts for the Deposited Materials; or

(f)                                    The Depositor has failed to cure a material breach of the License Agreement within thirty (30) days of written notice of such breach as provided in Section 6 (B) of said agreement; or

(g)                                 The Depositor has failed to cure a material breach of the Transition Services Agreement within ten (10) days of written notice of such breach as provided in Section 12.1.2 of said agreement, but only if such breach results from Depositor’s obligations under such agreement regarding the FEP (as defined therein); or

3.2                               Release Event Notice.  Beneficiary shall be entitled to provide to IG2 written notice of the occurrence of a Release Event if Beneficiary believes that such a Release Event has occurred (“Release Event Notice”).  The Release Event Notice shall include a reasonably detailed description of the Release Event and delivery instructions regarding the release of the Deposit Materials.  Upon receipt of the Release Event Notice, IG2 shall promptly provide a copy of such notice to Depositor.

3.3                               Objection Notice.  Depositor shall have five (5) business days following the date Depositor receives from IG2 a copy of the Release Event Notice to deliver to IG2 a written notice objecting to the release of the Deposit Materials on the grounds that the applicable Release Event has not occurred or has been cured (“Objection Notice”).  IG2 shall provide a copy of the Objection Notice to Beneficiary promptly following IG2’s receipt thereof.  Thereafter, the dispute as to whether a Release Event occurred shall be resolved pursuant to Article 8 of this Agreement.  If there is an Objection Notice, then IG2 shall not release the Deposit Materials to Beneficiary unless and until both parties notify IG2 that IG2 should release such Deposit Materials, except if Beneficiary

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

exercises its option to obtain immediate release of the Deposit Materials as described below.  Despite any Objection Notice, Beneficiary shall have the right to obtain immediate release of the Deposit Materials by depositing with IG2 the amount of $200,000 in immediately available funds (in accordance with instructions provided by IG2 for such payment) (“Release Payment”).  Upon its receipt of the Release Payment and verification that the Release Payment is in immediately available funds, IG2 shall hold the Release Payment in escrow and shall, in accordance with Section 3.2, promptly release the Deposit Materials to Beneficiary for use solely in accordance with the License Agreement pending resolution of the dispute.  If the dispute is resolved in favor of the Depositor (as evidenced by written notice from both parties or by written notice from the arbitration panel provided for in Section 8), then (i) Beneficiary shall return or destroy all copies of the Deposit Materials it has received from IG2 and (ii) Beneficiary shall forfeit the Release Payment to Depositor as payment for improperly obtaining access to the Deposit Materials and IG2 shall promptly pay the Release Payment to Depositor.  If the dispute is resolved in favor of Beneficiary (as evidenced by written notice from both parties or by written notice from the arbitration panel provided for in Section 8), then IG2 shall promptly return the Release Payment to Beneficiary.  Depositor acknowledges and agrees that (i) Depositor would not have agreed to allow immediate release of the Deposit Materials if Beneficiary had not agreed to pay the Release Payment as set forth above; (ii) the Release Payment is fair and reasonable estimate of the minimum value of having access to the Deposit Materials; (iii) payment of the Release Payment to Depositor does not restrict or limit any other rights or remedies that may be available to Depositor for Beneficiary’s improper access to or use of the Deposit Materials; and (iv) if it exercises its right to obtain immediate release of the Deposit Materials as set forth above, it (a) will not challenge Depositor’s right to receive the Release Payment as set forth above, and (b) represents and warrants that its obligation to pay the Release Payment to Depositor is a valid, binding and enforceable obligation of it.  If the Deposit Materials are released to Beneficiary pursuant to the Release Condition set forth in Section 3.1(a), then if the relevant petition is subsequently dismissed, Beneficiary shall return or destroy all copies of the Deposit Materials it has received from IG2

3.4                               Release of Deposit.  IG2 shall promptly release the Deposit Materials to the Beneficiary in the event IG2 does not receive an Objection Notice within the timeframe set forth in Section 3.3.  In no event shall IG2 be required to release the Deposit Materials under any circumstances until it has first received all fees due to IG2.  Any time in excess of one hour spent by IG2 associated with IG2’s performance in connection with the release of the Deposit Materials (including any time spent by IG2 participating in any dispute resolution proceeding) will be chargeable to Beneficiary at IG2’s then-current hourly rates, and shall be paid prior to the release of the Deposit Materials.  Upon receipt of the Deposit Materials, Beneficiary’s only right in the Deposit Materials shall be to use the Deposit Materials within the scope of rights granted to Beneficiary under the License Agreement.

ARTICLE 4

CONFIDENTIALITY

Except as provided in this Agreement, IG2 shall not disclose, copy, make available, release or use the Deposit Materials or disclose the content or subject matter of this Agreement, or the fact that this Agreement exists, except for a party’s advisors with a need to know.  If Beneficiary receives the Deposit Materials under this Agreement, Beneficiary shall maintain the Deposit Materials in confidence and shall not disclose the Deposit Materials to any third party.  If IG2 receives a subpoena or any other order from a court or other government agency of competent jurisdiction related to the Deposit Materials, IG2 shall promptly provide the parties with a copy of such subpoena or order.  IG2 shall have no obligation whatsoever to challenge any such subpoena or order.  IG2 shall have no liability to any party related to its compliance with any subpoena, order or instruction from a court or other government agency.

ARTICLE 5

FEES

Beneficiary shall pay to IG2 the fees set forth in Schedule D for the services provided by IG2.  The initial fees shall be invoiced upon the Effective Date and the annual fees thereafter shall be invoiced upon the anniversary of the Effective Date.  Such payments are nonrefundable.  IG2 shall provide the party responsible for payment of fees under this Agreement with at least thirty (30) calendar days prior notice of any changes in IG2’s fees, provided that IG2 is only entitled to increase its fees once per year.  All fees are due and payable to IG2 within thirty (30) calendar days of the date of IG2’s invoice.  IG2 shall be entitled to assess a late charge upon overdue fees

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

equal to one and one-half percent (1.5%) per month or the maximum amount permitted by applicable law, whichever is less.  The party responsible for paying IG2’s fees shall be responsible for reimbursing IG2 for all collection costs (including reasonable attorney’s fees and expenses) associated with collecting overdue fees.

ARTICLE 6

TERM AND TERMINATION

6.1                               Term.  The term of this Agreement shall last for as long as the license under the Technology Agreements remains in effect or until:  (a) Depositor and Beneficiary jointly provide sixty (60) calendar days written notice to IG2 terminating this Agreement; (b) the Agreement is terminated by IG2 for nonpayment in accordance with Section 6.2;  (c) IG2 resigns in accordance with Section 6.3; or (d) IG2 has released all Deposit Materials held under this Agreement.

6.2                               Nonpayment.  IG2 shall provide written notice of late payment to all parties to this Agreement promptly following the date any such late payment was due.  If IG2 has not received the late payment in full within sixty (60) calendar days following the date of such notice, then IG2 shall be entitled to terminate this Agreement at any time thereafter by providing written notice of termination for nonpayment to all parties.

6.3                               Resignation.  IG2 shall be entitled to terminate this Agreement, for any reason, by providing Depositor and Beneficiary with one hundred and eighty (180) days written notice of its intent to terminate this Agreement.  Within such one hundred and eight (180) calendar day period, the Depositor and Beneficiary shall be entitled to provide IG2 with joint written instructions instructing IG2 to provide the Deposit Materials to a successor escrow agent.  If IG2 does not receive such joint written instructions within such one hundred and eighty (180) calendar day period, then IG2 shall handle the Deposit Materials in accordance with Section 6.4.  The parties will cooperate in good faith to appoint a successor escrow agent.

6.4                               Post-Termination Obligations.  Upon any termination or expiration of this Agreement, IG2 shall destroy or deliver the Deposit Materials in accordance with Depositor’s written instructions, provided that such instructions are received within thirty (30) calendar days after the effective date of termination or expiration of this Agreement.  If such instructions are not received by IG2 during this thirty (30) calendar day period, IG2 shall be entitled, at its sole option, to destroy the Deposit Materials or return them to Depositor.  IG2 shall not be required to take any action under this Agreement (including the release of the Deposit Materials) so long as any amount due to IG2 remains unpaid.

6.5                               Survival.  The following provisions shall survive the termination or expiration of this Agreement: Section 1.5, Article 2, Sections 3.4, Articles 4 and 5, Section 6.4, and Articles 7 through 10.

ARTICLE 7

INDEMNIFICATION

Depositor and Beneficiary shall jointly and severally indemnify, defend and hold harmless IG2 and its officers, directors and employees from any and all claims, damages, actions, suits, causes of action, awards, arbitration fees and expenses, attorneys’ fees and expenses and any other losses and liabilities (collectively, referred to as “Losses”) incurred by IG2 relating in any way to this Agreement and/or IG2’s performance under this Agreement.  Depositor’s and Beneficiary’s obligations under this Section shall be diminished to the extent any such Losses were caused by the gross negligence, recklessness or willful misconduct of IG2.

ARTICLE 8

DISPUTE RESOLUTION

The parties shall submit any and all disputes relating to or arising out of this Agreement to final and binding arbitration under the Commercial Rules of the American Arbitration Association.  Three arbitrators shall be selected.  The Depositor and Beneficiary shall each select one arbitrator and the two chosen arbitrators shall select the third arbitrator or, if such arbitrators cannot agree on the selection of the third arbitrator, the American Arbitration Association shall select the third arbitrator, provided that, if IG2 is a party to the arbitration, IG2 shall select the third arbitrator.  The arbitration will take place in a location agreed upon by all parties.  Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s).  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHTS TO FILE SUIT IN ANY COURT RELATED TO THIS AGREEMENT, WITH THE FOLLOWING EXCEPTIONS: (A) CLAIMS SEEKING INJUNCTIVE RELIEF; (B) INTERPLEADER CLAIMS FILED BY IG2; (C) CLAIMS FILED BY

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IG2 SEEKING TO RECOVER UNPAID FEES; AND (D) CLAIMS SEEKING TO ENFORCE AN AWARD ENTERED PURSUANT TO ARBITRATION.

ARTICLE 9

LIMITATION OF LIABILITY

IN NO EVENT SHALL IG2 BE LIABLE FOR THE FAILURE TO PERFORM UNDER THIS AGREEMENT IF SUCH FAILURE IS CAUSED BY CIRCUMSTANCES BEYOND THE REASONABLE CONTROL OF IG2.  IN NO EVENT SHALL IG2 BE LIABLE TO DEPOSITOR OR BENEFICIARY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR SIMILAR TYPES OF DAMAGES OR FOR ANY LOST PROFITS, REGARDLESS OF THE FORM OF THE CLAIM AND REGARDLESS OF WHETHER ANY SUCH DAMAGES WERE FORESEEABLE.  IG2’S LIABILITY TO DEPOSITOR AND BENEFICIARY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES AND IN NO EVENT SHALL EXCEED THE FEES PAID TO IG2 HEREUNDER DURING THE TWELVE (12) MONTHS PRIOR TO THE CLAIM.

WITH RESPECT TO EACH OTHER, DEPOSITOR’S AND BENEFICIARY’S LIABILITY HEREUNDER SHALL BE LIMITED IN THE SAME MANNER AS SET FORTH IN SECTIONS 8.B, 8.C. AND 8.D OF THE LICENSE AGREEMENT, AS IF THEIR RESPECTIVE OBLIGATIONS HEREUNDER WERE OBLIGATIONS UNDER THE LICENSE AGREEMENT.  THE FOREGOING LIMITATION OF LIABILITY SHALL NOT APPLY IF BENEFICIARY OBTAINS ACCESS TO THE DEPOSIT MATERIALS IN BAD FAITH.

ARTICLE 10
MISCELLANEOUS

10.1                        Verification.  Beneficiary shall have the right, at Beneficiary’s expense, to perform or have performed by a third party a verification of any Deposit Materials for their completeness, quality and accuracy, provided that Beneficiary shall only be entitled to exercise such right no more than once every four (4) months.  Beneficiary shall notify Depositor and IG2 in writing of Beneficiary’s request for verification.  The verification shall occur at a location agreed upon by all parties in writing.  Prior to the commencement of the verification, the parties shall enter into a verification agreement that describes the terms and conditions of the verification, provided that, in any event:  (a) Depositor shall have the right to be present at the verification; and (b) in addition to any fees owed to IG2 under this Agreement, IG2 shall be paid at its then-current hourly rates and reimbursed for its costs and expenses related to the verification.

10.2                        Notices.  All deposits, notices and communications shall be given to the parties at the addresses specified in Schedule C.  The parties shall notify each other as provided in this Section in the event of a change of address. Any notice or communication provided under this Agreement shall be given in writing as set forth in Schedule C and shall be deemed to be delivered and given:  (a) on the delivery date if delivered personally to the party to whom it is directed, with verification of receipt; (b) one (1) business day after deposit with a commercial overnight carrier, with verification of receipt; (c) three (3) business days if sent by certified or registered mail, return receipt requested; or (d) on the delivery date, if sent by facsimile, with verification of receipt and a confirmation copy sent by one of the foregoing means.

10.3                        Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York, except for any law of such jurisdiction that would apply the law of a different jurisdiction.

10.4                        Severability.  In the event any provision of this Agreement is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity of the remaining provisions of this Agreement, and the invalid or unenforcceable provision shall be deemed to be replaced with a valid and enforceable provision that most closely represents the intent of the original provision.

10.5                        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

10.6                        Successors.  This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

10.7                        Supplementary Agreement.  The parties acknowledge and agree that this Agreement is an agreement supplementary to the Technology

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

Agreements under Section 365(n) of the United States Bankruptcy Code.

10.8                        Marketing Materials.  IG2 shall not be entitled to indicate that it provides services to Depositor and Beneficiary in its marketing materials.

10.9                        Entire Agreement.  This Agreement, which includes the attached Schedules A through D, constitutes the entire understanding among the parties with respect to the subject matter hereof and cancels and supersedes all previous and contemporaneous oral and written communications, documents and understandings.  IG2 shall not be bound by any preprinted terms on any purchase order issued hereunder.  IG2 shall not be bound in any way by any terms or provisions of the Technology Agreements.  No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto.

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Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

IN WITNESS WHEREOF, the undersigned representatives of the parties have executed this Agreement as of the day and date set forth above.

IG2 DATA SECURITY, INC.	DEPOSITOR: HyperFeed Technologies, Inc.

Signature:	Signature:

Name:	Name:

Title:	Title:

Date:	Date:

BENEFICIARY: Interactive Data Corporation

Signature:

Name:

Title:

Date:

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

EXHIBIT F

Confidential Treatment Requested by HyperFeed Technologies, Inc.

FORM OF HOSTING AGREEMENT

This Hosting Agreement (this “Agreement”) dated October    , 2003 (“Effective Date”), by and between HyperFeed Technologies, Inc. (“HYPERFEED”), a Delaware corporation having a principal place of business at 300 South Wacker Drive, Suite 300, Chicago, Illinois 60606, and ComStock, Inc. (“COMSTOCK”), a New York corporation having a principal place of business at 600 Mamaroneck Avenue, Harrison, NY 10528.

WHEREAS, HYPERFEED wishes to retain COMSTOCK to provide certain hosting facilities, as further described below, and

WHEREAS, COMSTOCK is willing to provide such facilities in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, COMSTOCK and HYPERFEED hereby agree as follows:

1.                                      Description of Hosting Facilities; Data License

A.                                   COMSTOCK will provide two (2) cabinets in the ComStock and/or the IDC data center, together with utilities including electricity and air conditioning at its location in Boxboro, MA or in Harrison, NY in order for HYPERFEED to install the HYPERFEED System (as defined below in Section 1 (B) for purposes of testing,development and data maintenance.  (Such testing and development facility is hereinafter referred to as the “Hosting Facility”.)  In addition, COMSTOCK will provide, and hereby grants HYPERFEED a non-exclusive, non-transferable, limited license to, certain real-time exchange market data (the “Data”) for (as detailed in Schedule 1)testing, development and data maintenance to service HyperFeed’s customers..  The provision of the space in COMSTOCK’s facility together with providing access to the Data are hereinafter referred to collectively as the “Services”.  The Services are more fully defined in Schedule 1 to this Agreement.

B.                                     HYPERFEED will be responsible for providing and maintaining, at its own expense, the computer software and hardware, outbound communications lines and equipment (collectively, the “HYPERFEED System”). HYPERFEED will be responsible for the set up, installation, and on-going maintenance of the HYPERFEED System.  COMSTOCK will cooperate with, and provide reasonable access to the Hosting Facilities to, HYPERFEED and its third-party vendors for installing, operating and maintaining such communications lines.  COMSTOCK is responsible for all costs and expenses for providing access to the Data at the Hosting Facility in accordance with the requirements of this Agreement.  HYPERFEED acknowledges and agrees COMSTOCK will provide no consultation, installation assistance, training, customization, maintenance, user support, or other service related to the Hosting Facility other than as expressly set forth in this Agreement.

C.                                     Except as expressly permitted in this Agreement, HYPERFEED will not copy, sell, sublicense, distribute, modify, prepare derivative works of, reverse engineer, decompile, assign, publish, perform, display, disseminate, download or convey, any software used by COMSTOCK in order to provide access to the Data, or any derivation, revision, or re-combination thereof or assist any third party with respect to any of the foregoing.

D.                                    Subject to the terms and conditions of this Agreement, COMSTOCK shall provide HYPERFEED with reasonable access to the HYPERFEED System at the Hosting Site.  HYPERFEED shall

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

comply with any and all security requirements imposed by COMSTOCK on access to the COMSTOCK facility.

2.                                      Proprietary Rights

HYPERFEED is not granted any right, title, or interest, nor any security interest or other interest, in any intellectual property rights relating to the Services, except for the licenses granted under this Agreement.

3.                                      Market Data is HYPERFEED’S Responsibility

A.                                   HYPERFEED acknowledges and agrees that (i) the ability to grant HYPERFEED rights relating to the Data is contingent upon all rights, titles, licenses, permissions, and approvals obtained by COMSTOCK pertaining to the collection, compilation, processing, and distribution of the Data remaining in full force and effect during the term of this Agreement, (ii) in the event certain of COMSTOCK’s rights, titles, licenses, permissions, or approvals pertaining to the Data are cancelled, terminated, rescinded, or not renewed, HYPERFEED’s rights to use the affected portions of the Data shall automatically terminate, which termination shall not constitute a breach by COMSTOCK of any of its obligations hereunder; provided that in the event of any such termination (a) the parties shall negotiate in good faith an appropriate reduction in the Fee, and (b) HYPERFEED shall have the right to terminate this Agreement upon written notice;  and (iii) COMSTOCK may be obligated to disclose the existence of this Agreement to certain of the data sources (the “Sources”), which disclosure may result in, among other things, the imposition on HYPERFEED of financial and contractual obligations by such Sources.  COMSTOCK shall use reasonable efforts to maintain all such rights, titles, licenses, permissions and approvals in full force and effect during the term of this Agreement, and shall provide at least ninety (90) days prior written notice of any such cancellation, termination, rescission or non-renewal.

B.                                     The use of the Data is subject to separate agreements with certain Sources.  It shall be the sole responsibility of HYPERFEED to obtain and enter into any such agreements with the Sources.  HYPERFEED will comply with any terms, conditions, restrictions, or limitations imposed by the Sources under such agreements, including the payment of all fees and charges when applicable.  Prior to the delivery of any Data to HYPERFEED, HYPERFEED will execute any required documentation with the Sources.  Notice of such execution and acceptance of such documentation by the Sources will be provided to COMSTOCK by HYPERFEED prior to HYPERFEED’s receipt or use of the Data.  COMSTOCK shall notify HYPERFEED as soon as practicable if COMSTOCK becomes aware that a Source intends to impose financial and/or contractual obligations on HYPERFEED as a result of the relationship contemplated by this Agreement.  In the event a Source requires HYPERFEED to enter into an agreement directly with such Source, HYPERFEED agrees to enter into such agreement promptly following its receipt of notification that it is required to do so; provided, however, that if HYPERFEED fails to enter into such an agreement, COMSTOCK may remove the portion of the Data received from such Source from the Data received by HYPERFEED pursuant to this Agreement or revoke HYPERFEED’s ability to use such Data.

C.                                     To the extent that HYPERFEED provides the Data to its customers which is derived from the COMSTOCK consolidated feed (as opposed to the direct exchange feed), then HYPERFEED shall include in its end user agreement with such customers terms and conditions substantially similar to those set forth in Schedule 3.

4.                                      Term and Termination

A.                                   The initial term of this Agreement will begin on the Effective Date and will continue for five (5) years, subject to cancellation by HYPERFEED on either the fourth or fifth anniversary of this Agreement by providing at least ninety (90) days prior notice of such cancellation.  If COMSTOCK terminates that

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

certain License Agreement between COMSTOCK and HYPERFEED dated as of the date hereof (the “License Agreement”) prior to the end of the initial five (5) year term of such License Agreement pursuant to Section 6(A) of such License Agreement, then, effective as of the date of such termination of the License Agreement, the Fee shall be reduced to $20,000 per month.

B.                                     Either party may terminate this Agreement upon thirty (30) days written notice of a material breach of this Agreement by the other party if that breach has not been cured within that thirty (30) day notice period.  If either party files a petition in bankruptcy or fails to discharge within thirty (30) days any involuntary petition in bankruptcy filed against it, the other party may terminate this Agreement immediately upon written notice.

5.                                      Payment for Service

A.                                   As consideration for the Services provided to HYPERFEED by COMSTOCK hereunder, HYPERFEED will pay to COMSTOCK the monthly fee set forth in Schedule 2 (the “Fee”), beginning on the Effective Date.  All payments are non-refundable (except in the case of a material breach).

B.                                     COMSTOCK shall have the right to invoice HYPERFEED for the Fee monthly in advance.  HYPERFEED shall pay all invoiced amounts within sixty (60) days after its receipt of the applicable invoice.  Any amounts due to COMSTOCK under this Agreement not received by COMSTOCK within such time period will be subject to a service charge of one and one half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less.  Notwithstanding and without limiting any other provision in this Agreement, in the event that HYPERFEED fails to pay any amount required under this Agreement within ninety (90) days after its receipt of notice that such amount is overdue, COMSTOCK may terminate this Agreement immediately upon notice.

C.                                     Any sales, use, excise, value added, personal property or similar taxes or duties which may be assessed in connection with this Agreement will be borne by and will be the sole responsibility of HYPERFEED (excluding taxes on COMSTOCK’s income).

D.                                    The remedies contained herein are cumulative and are in addition to all other rights and remedies available to COMSTOCK or HYPERFEED under this Agreement, by operation of law, or otherwise.

E.                                      HYPERFEED hereby grants to COMSTOCK the right to audit HYPERFEED’s use of the Services with prior written notice.

6.                                      Limited Warranty; Limitations of Liability

A.                                   COMSTOCK represents and warrants that it is the owner of, or has the right under law or agreements, to provide the Services for the purposes described in this Agreement.

B.                                     COMSTOCK DOES NOT WARRANT THAT USE OF THE SERVICES WILL BE EITHER UNINTERRUPTED OR ERROR FREE.  THE SERVICES TO BE PROVIDED HEREUNDER, AND ANY OTHER MATERIALS PROVIDED IN CONNECTION THEREWITH, ARE PROVIDED “AS IS,” WITHOUT WARRANTY OF ANY KIND (EXCEPT AS PROVIDED IN SECTION 6(A)), EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.  HYPERFEED EXPRESSLY AGREES THAT USE OF THE SERVICES IS AT HYPERFEED’S SOLE RISK.  NEITHER COMSTOCK, ITS AFFILIATES NOR THEIR THIRD PARTY SOURCES GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS, OR COMPLETENESS OF THE SERVICES OR ANY

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

COMPONENT THEREOF.  NEITHER COMSTOCK, ITS AFFILIATES NOR ANY OF ITS OR THEIR SOURCES SHALL HAVE ANY LIABILITY TO HYPERFEED, ITS AFFILIATES OR ANY THIRD PARTY FOR ANY DAMAGES OF ANY KIND, WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBLILTY OF SUCH DAMAGES ARISING OUT OF, OR IN CONNECTION WITH, ANY ERRORS, DELAYS, OMISSIONS, OR INTERRUPTIONS OF OR RELATED TO THE SERVICES OR HYPERFEED’S, ANY OF ITS AFFILIATES’ OR ANY THIRD PARTY’S USE OF OR INABILITY TO USE THE SERVICES.  THE FOREGOING DISCLAIMER DOES NOT RELIEVE COMSTOCK OF ITS OBLIGATIONS TO PROVIDE THE SERVICES IN ACCORDANCE WITH THIS AGREEMENT.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR CLAIMS FOR WHICH A PARTY IS INDEMNIFIED HEREUNDER.

C.                                     NEITHER COMSTOCK, THE SOURCES, NOR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR INSTALLING THE SERVICES, NOR HYPERFEED WILL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING LOST PROFITS, LOST BUSINESS AND LOST DATA ARISING OUT OF THE USE OF THE SERVICES OR ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE LIMITATIONS SET FORTH IN THIS SECTION SHALL NOT APPLY TO CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR CLAIMS FOR WHICH A PARTY IS INDEMNIFIED HEREUNDER.

D.                                    IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY FOR DAMAGES OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT EXCEED THE LESSER OF (X) [**] AND (Y) [**], WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF, OR MIGHT OTHERWISE HAVE ANTICIPATED, THE POSSIBILITY OF SUCH DAMAGES.  THE FOREGOING LIMITATIONS SHALL NOT APPLY TO CLAIMS THAT RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR CLAIMS FOR WHICH A PARTY IS INDEMNIFIED HEREUNDER.

7.                                      Confidentiality or Proprietary Information

A.                                   HYPERFEED understands and acknowledges that it may receive information, including pricing, product, and marketing information and other information which COMSTOCK may designate as confidential, orally or in writing, which is of a proprietary nature and that has been developed as a trade secret of COMSTOCK at its expense (“COMSTOCK Confidential Information”).  Any customer lists. information pertaining to, or included in, the Services, and the terms of this Agreement are hereby designated COMSTOCK Confidential Information.  HYPERFEED agrees to hold the COMSTOCK Confidential Information in the same manner, but in no event less than in a reasonable manner, as HYPERFEED deals with its own proprietary information and trade secrets.  HYPERFEED agrees not to use the COMSTOCK Confidential Information except as expressly provided under this Agreement.

B.                                     COMSTOCK understands and acknowledges that it may receive information, including pricing, product, and marketing information, customer lists, and other information which HYPERFEED may

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

designate as confidential, orally or in writing, which is of a proprietary nature and that has been developed as a trade secret of HYPERFEED at its expense (“HYPERFEED Confidential Information”).  COMSTOCK agrees to hold the HYPERFEED’S Confidential Information in the same manner, but in no event less than in a reasonable manner, as COMSTOCK deals with its own proprietary information and trade secrets.  COMSTOCK agrees not to use the HYPERFEED Confidential Information except as expressly provided hereunder.

C.                                     Neither party will use the name or marks of the other party in any advertising or publicity without the prior written approval of such other party.

8.                                      Preservation of Intellectual Property

A.                                   HYPERFEED acknowledges and agrees that as between COMSTOCK and HYPERFEED (a) COMSTOCK is and will continue to be the absolute owner of the Services, (b) HYPERFEED’s right to use the Services is derived solely from this Agreement, and (c) that right is expressly limited pursuant to this Agreement.  HYPERFEED will at no time assert any claim or ownership of the Services by reason of its use of the Services and will not grant or create or suffer to exist any lien or other security interest in the Services or any of HYPERFEED’s rights hereunder.

B.                                     COMSTOCK acknowledges and agrees that as between COMSTOCK and HYPERFEED, HYPERFEED is and will continue to be the absolute owner of the HYPERFEED System.  COMSTOCK will at no time assert any claim or ownership of the HYPERFEED System by reason of its use of the Services and will not grant or create or suffer to exist any lien or other security interest in the HYPERFEED System.  Except as expressly authorized herein, COMSTOCK will not access or attempt to access, distribute, disclose, market, or copy in any form any HYPERFEED software on the HYPERFEED System.

9.                                      Indemnification

A.                                   COMSTOCK will defend and/or handle at its own expense, any claim or action against HYPERFEED or CUSTOMERS, or any respective officer, director, employee or agent of HYPERFEED, CUSTOMER, or any of their affiliates, for actual or alleged infringement of any patent, copyright, trademark or similar property right (including, but not limited to, misappropriation of trade secrets) based upon the SERVICES.  COMSTOCK will indemnify and hold HYPERFEED and CUSTOMERS, and any respective officers, directors, employees, and agents of HYPERFEED, CUSTOMER, or any of their affiliates, harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action.  COMSTOCK shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto, provided that HYPERFEED shall provide all reasonable assistance requested by COMSTOCK in defending such claim or conducting such negotiations, and further provided, however, that COMSTOCK shall not have the right to bind HYPERFEED to any agreement that would obligate HYPERFEED in any way or affect HYPERFEED rights under this Agreement without its prior written consent, which consent will not be unreasonably withheld or delayed.

B.                                     HYPERFEED, at its sole cost and expense, shall defend, indemnify and hold COMSTOCK and its affiliates harmless from and against all losses, damages, liabilities, costs, judgments, charges, and expenses, including reasonable attorney’s fees, arising out of (i) any claim or litigation against COMSTOCK alleging that the HYPERFEED System infringes any copyright, trade secret, patent, or other intellectual property right of any third party, (ii) any claim or demand against COMSTOCK by a third party arising out of or related to the accuracy or completeness of the Data and/or the Services, or any data derived therefrom, or (iii) any claim or demand against COMSTOCK by a Source based upon any breach on the part of HYPERFEED with respect to its obligations to obtain prior approval from appropriate Sources or to comply

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

with any applicable conditions, restrictions, or limitations imposed by such Sources under their agreements with HYPERFEED, as set forth in Section 3.B.  HYPERFEED shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the Parties hereto, provided that COMSTOCK shall provide all reasonable assistance requested by HYPERFEED in defending such claim or conducting such negotiations, and further provided, however, that HYPERFEED shall not have the right to bind COMSTOCK to any agreement that would obligate COMSTOCK in any way or affect COMSTOCK’s rights under this Agreement without its prior written consent, which consent will not be unreasonably withheld or delayed.

10.                               Assignment

 Neither party hereto may assign (by operation of law or otherwise) this Agreement, or any or all of the respective rights and obligations hereunder, without the prior written consent of the other party and any such attempted assignment shall be null and void; provided, however, that upon written notice to HYPERFEED and without HYPERFEED’s consent, COMSTOCK may assign this Agreement, along with any or all of the rights and/or obligations, to any of its affiliates.  This Agreement shall be binding upon the parties hereto and their respective legal successors and permitted assigns.

11.                               Applicable Law and Venue

This Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York.  The parties irrevocably consent to exclusive jurisdiction of the State and Federal courts sitting in the County of New York, New York in connection with any action to enforce the provisions of this Agreement, to recover damages or other relief for breach or default under this Agreement, or otherwise arising under or by reason of this Agreement.  Nothing contained in this Agreement will prevent either party from seeking injunctive relief in any jurisdiction.

12.                               Severability and Survival

A.                                   Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be prohibited by or invalid under applicable law, that provision will be ineffective to the extent of that prohibition or invalidity, without invalidating the remainder of that provision or the remaining provisions of this Agreement.

B.                                     The provisions in this Agreement dealing with indemnification and confidentiality, unless specifically stated otherwise, will survive the completion, expiration, termination or cancellation of this Agreement.

13.                               Force Majeure

No party shall be responsible for delay or failure to perform hereunder if such delay or failure to perform is due to causes beyond the control of said party, including, without limitation, by reason of fire, flood, riot, acts of God or of the public enemy, war, terrorism or civil disturbances or any existing or future laws, rules, regulations or acts of any government (including any orders, rules, or regulations issued by any official or agency of such government) (each a “Force Majeure Event”).  Upon the occurrence of a Force Majeure Event, the party whose performance is so affected (the “Affected Party”) shall promptly give notice to the other party of the occurrence or circumstance upon which it intends to rely to excuse its performance.  The duties and obligations of both parties under this Agreement shall be suspended for the duration of the Force Majeure Event.  During the duration of the Force Majeure Event, the Affected Party shall use its best

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].

Confidential Treatment Requested by HyperFeed Technologies, Inc.

efforts to avoid or remove such Force Majeure Event and shall take reasonable steps to resume its performance under this Agreement with the least possible delay.

14.                               Miscellaneous Provisions

A.                                   The parties to this Agreement are independent contractors with requisite corporate power and authority to enter into this Agreement and carry out the transactions contemplated hereby.  Neither party is an agent or representative of the other party.  Neither party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other party.  This Agreement will not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

B.                                     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered by telecopier (with notice of receipt provided that a copy is delivered to the recipient by overnight private carrier), or if served personally on the Party to whom notice is to be given; or if delivered by overnight private carrier, on the date of delivery; or on the third day after mailing if mailed to the Party to whom notice is to be given by first class mail, certified, postage prepaid, and properly addressed as following:

To Seller:

HyperFeed Technologies, Inc.
300 South Wacker Drive
Chicago, IL  60606
Attention: Paul Pluschkell
Telecopier:

With copies (which shall not constitute notice but which is nonetheless required for notice) to:

Jenner & Block, LLC
One IBM Plaza
Chicago, IL 60611-7603
Attention:  David A. Bronner, Esq.
Telecopier:  (312) 923-2741

To Buyer:

ComStock, Inc.
600 Mamaroneck Avenue
Harrison, NY 10528-1624
Attention:  Dan Connell
Telecopier:  (914) 899-1027

Interactive Data Corporation
22 Crosby Drive
Bedford, Massachusetts 01730

Attention:  Steven Crane, Chief Financial Officer and
Andrea H. Loew, Vice President and General Counsel

Telecopier:  (781) 687-8005

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Confidential Treatment Requested by HyperFeed Technologies, Inc.

With a copy (which shall not constitute notice but which is nonetheless required for notice) to:

Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts  02109
Attention:  William J. Curry, Esq.
Telecopier:  (617) 338-2880

C.                                     The failure of either party to insist upon or enforce strict performance by the other party of any provision of this Agreement or to exercise any right under this Agreement will not be construed as a waiver or relinquishment to any extent of that party’s right to assert or rely upon any that provision of right in that or any other instance; rather, the same will be and remain in full force and effect.

D.                                    The parties hereby agree that their respective rights and obligations hereunder shall be solely and exclusively as set forth herein and that the Uniform Computer Information Transactions Act (prepared by the National Conference of Commissioners on Uniform State Laws), or UCITA, whether enacted in whole or in part by any state or applicable jurisdiction, regardless of how codified, shall not apply to this Agreement and is hereby disclaimed.

E.                                      Each party agrees that any breach of this Agreement may be a material breach of this Agreement and that money damages may not be an adequate remedy for a breach or violation of this Agreement, and that any breach or violation of this Agreement may leave the other without an adequate remedy at law.  Each party therefore agrees that, in addition to any other remedies at law, in equity or otherwise, the non-breaching party will be entitled to seek temporary and permanent injunctive relief from a court of competent jurisdiction to restrain any breach, violation or threatened breach or violation of this Agreement.

15.                               Entire Agreement

The parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and further acknowledge and agree that it constitutes the entire agreement of the parties hereto and supersedes all other proposals, oral or written, and all other communications between the parties relating to the subject matter hereof and this Agreement may not be modified or terminated orally.  No amendment to this Agreement will be effective unless it is in writing and signed by duly authorized representatives of both parties.  The language used in this Agreement will be deemed to be language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, HYPERFEED and COMSTOCK have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.	COMSTOCK, INC.

Signature	Signature

Printed Name	Printed Name

Date	Date

Confidential Information Redacted and Filed Separately with the Commission. Omitted Portions Indicated by [**].